UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant☑

Filed by a Party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Designer Brands Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Notice of 2022 Annual Meeting of Shareholders
and Proxy Statement

April 5, 2022

Dear Designer Brands Shareholder:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of Designer Brands Inc. (the “Company”) at 11:00 a.m. Eastern Time on May 19, 2022. This year, in light of the continuing impact of the COVID-19 pandemic, and to support the well-being of our associates and shareholders, the Annual Meeting will again be held in a virtual-only format. All holders of shares of our outstanding common stock as of the close of business on March 25, 2022, are entitled to vote at the meeting. Details of the business to be conducted at the meeting are given in the Notice of 2022 Annual Meeting of Shareholders and the Proxy Statement, which are included on the following pages. Instructions for accessing the virtual meeting webcast online are also included in the Proxy Statement.

Fiscal 2021 was a pivotal year for the Company. We emerged stronger than ever despite the challenges in the operating environment, accomplishing $3.2 billion in sales for the year and set many operating and financial records along the way. I am incredibly proud of what we have been able to achieve, and very excited about our future growth. All of this has been made possible by our dedicated and hardworking associate team, who have enabled us to be in a position of strength both strategically and financially.

Looking back on last two years, it is clear that the pandemic was an accelerant, forcing us to grow and change rapidly in order to meet supply and inventory challenges and a shifting consumer sentiment. We believe that we have more than risen to the occasion, as demonstrated by our increased market share in categories such as athleisure, which also provided us with opportunities to grow our men’s and kids categories within our U.S. retail business to record levels this year. Our growth was driven by our sharp focus on enhancing and growing our digital and omnichannel capabilities, and we exceeded $1 billion of digital demand for the first time this year. We are also excited to see material growth of our owned brands, such as Vince Camuto, during the year and taking a leading role in our strategic growth go-forward powered by our significant direct-to-consumer infrastructure already in place.

We feel we have a truly unique and advantageous business model, which combines top-class design and sourcing with a robust, award-winning retail infrastructure that is built upon 28 million loyal and engaged VIP customers. These customers love the brands we produce, love the assortment we offer of national brands, and love the ease, convenience, and experience of shopping with us across the U.S. and Canada.

We are taking all these steps with our shareholders in mind, and we believe we have the tools that we need to continue this growth well into the future.

Your vote is important. Whether or not you plan to attend the annual meeting virtually, please vote as soon as possible. As an alternative to voting during the annual meeting, you may vote in advance via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure you have a say on the important issues to be voted on at the annual meeting.

I would like to thank you personally for your continued support of Designer Brands Inc.

Roger L. Rawlins
Chief Executive Officer

i

Notice of 2022 Annual Meeting of Shareholders

Designer Brands Inc.

810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100

When	Where	Record Date

Thursday, May 19, 2022 at 11:00 a.m. Eastern Time	Via live audio cast: www.virtualshareholdermeeting.com/DBI2022	Shareholders as of the close of business on March 25, 2022 are entitled to vote at the Annual Meeting

Items of Business – 2022 Annual Meeting

Proposal		Board Voting Recommendation		Page Reference (for more detail)
1.	Election of three Class III directors, each to serve until the 2025 Annual Meeting of Shareholders	✓	FOR each director nominee	12
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022	✓	FOR	31
3.	Approval of a non-binding, advisory resolution on the compensation paid to our named executive officers in fiscal 2021	✓	FOR	63

Shareholders will also transact such other business as may properly come before the 2022 Annual Meeting or any adjournment, continuation, or postponement thereof.

Who Can Vote	How to Virtually Attend the 2022 Annual Meeting

Only the holders of record of our Class A and Class B Common Shares at the close of business on March 25, 2022, our record date for the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”), are entitled to notice of and to vote at the 2022 Annual Meeting.

Each shareholder is entitled to one vote for each Class A Common Share held as of the record date, and eight votes for each Class B Common Share held as of the record date.

To attend the 2022 Annual Meeting at www.virtualshareholdermeeting.com/DBI2022, you must enter the control number on your proxy card, voting instruction form or Notice of Internet Availability you previously received.

Whether or not you plan to virtually attend the 2022 Annual Meeting, we encourage you to vote and submit your proxy in advance of the 2022 Annual Meeting by one of the methods described below. You may also vote online and examine our shareholder list during the 2022 Annual Meeting by following the instructions provided on the meeting website during the 2022 Annual Meeting.

To vote online during the meeting, visit www.virtualshareholdermeeting.com/DBI2022.

Important Voting Information: We will provide the Notice of Internet Availability, electronic delivery of the 2022 Proxy Statement, the 2021 Annual Report on Form 10-K and a proxy card to shareholders beginning on or about April 5, 2022.
ii

Your Vote is Important: Even if you plan to attend the 2022 Annual Meeting, please cast your vote as soon as possible, following the instructions on your proxy card or voting instruction form (“VIF”):

By internet Go to www.proxyvote.com	By toll-free telephone Dial 1-800-690-6903	By mail If you received a proxy card or VIF by mail, please mark, date, sign, and return it in the postage-paid envelope furnished for that purpose	By QR code Scan the QR code (located on your voting document) using your smart phone.

Please consider the issues presented in this proxy statement and vote your shares, by Internet or telephone, or sign, date, and return your proxy card, as promptly as possible.

Submitting your proxy now will not prevent you from voting your shares at the 2022 Annual Meeting, as your proxy is revocable at your option. Whether or not you attend the 2022 Annual Meeting, it is important that your shares be part of the voting process. You may log on to www.proxyvote.com and enter your control number to vote your shares. You can also vote in advance of or during the 2022 Annual Meeting. If you attend the virtual annual meeting, please follow the instructions at www.virtualshareholdermeeting.com/DBI2022 to vote or submit questions during the meeting.

Michelle C. Krall

Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Designer Brands Inc.

April 5, 2022

Important Notice Regarding the Availability of Proxy Materials for the
2022 Annual Meeting of Shareholders to be held on May 19, 2022:

Our Proxy Statement follows this Notice of Annual Meeting. Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022 (the “Annual Report”). The Proxy Statement and Annual Report are available on our Investor Relations website at investors.designerbrands.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

This Notice of Annual Meeting, the accompanying Proxy Statement, and our Annual Report are all available, free of charge, at www.proxyvote.com.

iii

Forward-Looking Statements

Certain statements in this Proxy Statement may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its latest Annual Report on Form 10-K and other filings with the SEC, including, without limitation, the section entitled “Risk Factors” contained therein. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “plans,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Websites

Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

iv

PROXY STATEMENT SUMMARY

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Designer Brands Inc., an Ohio corporation, for use at the 2022 Annual Meeting of Shareholders to be held on May 19, 2022, at 11:00 a.m. Eastern Time via live audio cast at www.virtualshareholdermeeting.com/DBI2022. It is first being mailed to the shareholders on or about April 5, 2022. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. (“We,” “our,” “us,” “Designer Brands,” “DBI,” and the “Company” refer to Designer Brands Inc.)

2022 Annual Meeting of Stockholders

Time and Date Thursday, May 19, 2022 11:00 a.m., Eastern Time	Place Virtual-only meeting via live audio cast, www.virtualshareholdermeeting.com/DBI2022	Record Date March 25, 2022

How to Attend

To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/DBI2022 and enter the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

How to Vote

BY TELEPHONE	BY INTERNET	BY QR CODE	BY MAIL	VIRTUALLY
Call toll-free 24/7 1.800.690.6903	Visit 24/7 www.proxyvote.com	Scan the QR code (located on your voting document) using your smart phone	Complete, date, and sign your proxy card and send by mail in the enclosed postage-paid envelope	Cast your ballot online during the virtual meeting

Proposals Requiring Your Vote

Your vote is very important! Please cast your vote immediately on all of the proposals to ensure that your shares are represented.

1

PROPOSAL 1: Election of Class III Director Nominees

The three Class III director nominees possess the necessary qualifications and range of experience and expertise to provide effective oversight and advice to management.

•    The Board recommends a vote FOR all Class III director nominees.

PROPOSAL 2: Ratification of Appointment of Deloitte & Touche LLP

The Audit Committee approved the retention of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2022. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent auditor.

•    The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

PROPOSAL 3: Advisory Approval of Named Executive Officer Compensation

The Company’s executive compensation program is designed to create a direct linkage between shareholders’ interests and management, with incentives specifically tailored to the achievement of short- and long-term goals.

•    The Board recommends a vote FOR the Company’s 2021 executive compensation program.

Business Overview – 2021 Highlights

We are extremely proud of the performance that the Company achieved during fiscal 2021. Our Company and industry were significantly impacted by the pandemic in the prior year (fiscal 2020), in which we saw a substantial drop in sales and a significant decline in net income. These challenging results were driven by the shutdowns of our stores in response to government mandates and the shift of customer purchases away from our historical areas of strength, such as dress, to athleisure wear.

Against this backdrop, our leadership team drove our business to great success in fiscal 2021. Our flexible business model, supported by our dedicated and hardworking associates, has allowed us to emerge from this unprecedented operating environment strongly. We are proud of our accomplishments in fiscal 2021, which included:

•	All-time fourth quarter record sales of $822.6 million and comparable sales increase of 36.9%;

•	Full year sales of $3.2 billion, representing a 43.0% increase year-over-year;

•	Full year comparable sales increase of 51.6% year-over-year; and

•	Full year gross profit of $1.1 billion, representing an over 240% increase year-over-year.

We were able to demonstrate resiliency and achieve this standout performance due to the steady leadership of our executive team, bolstered by support from our associates and their dedication to our Company. Despite continuing headwinds in the operating environment, our leadership team has positioned the Company to compete in the new retail environment going forward.

As we look ahead to our strategic growth, we have organized our efforts around three pillars:

Customer	Brand	Speed

•   More than ever, our customers have a great desire for products and experiences.

•   We are adding resources to our digital, IT and analytics teams to understand precisely what they want and what can be improved to provide the best possible experience.

•   We continue to design and source some of the best brands in the industry – Crown Vintage, Kelly & Katie, Mix No. 6, Jessica Simpson, Lucky Brand and JLO Jennifer Lopez.

•   Our growth strategy is centered on establishing ourselves as a builder and grower of brands and we are seeing aggressive growth in our sales of our owned brands through our direct-to-consumer channels of DSW, Shoe Company, and Vince Camuto.

•   We are combining our brand expertise with our strong direct-to-consumer distribution through our physical footprint in North America and our digital infrastructure.

•   We are focused on developing processes to deliver products more quickly by optimizing our current infrastructure and expanding our delivery partnerships.

•   We also are working to improve collaboration through technology and processes across our organization and to gain additional efficiencies in our overall development cycle.

2

Your Board of Directors

The following table provides summary information about each director currently serving on our Board. Our Board is divided into three classes and is currently composed of two directors in Class I, four directors in Class II, and four directors in Class III. Directors serve for three-year terms with one class of directors elected by our shareholders at each annual meeting. Three of the Class III directors are standing for reelection at the 2022 Annual Meeting. Ms. Singh-Bushell is not standing for reelection. Accordingly, as of the 2022 Annual Meeting, the size of the Board will be reduced from ten members to nine. Under our Amended and Restated Code of Regulations (the “Code of Regulations”), we may have a minimum of five and a maximum of fifteen directors. By majority vote, the Board may set the number of directors within this range at any time. Your Board recommends that you vote “FOR” the election of each of the three Class III director nominees. See “Proposal 1 – Election of Directors.”

Name & Principal Occupation	Age	Director Since	Independent	Committee Memberships
Class I – Term Expires 2023
Harvey L. Sonnenberg Former Partner of Weiser, LLC	80	2005		• AC† • TC
Allan J. Tanenbaum Of Counsel of Taylor English Duma, LLC	75	2005		• AC • NCGC
Class II - Term Expires 2024
Peter S. Cobb Founder and Former Executive Vice President of eBags	64	2017		• NCGC† • CC • TC
Jay L. Schottenstein Executive Chairman of Designer Brands Inc. and Chief Executive Officer of American Eagle Outfitters, Inc.	67	2005
Roger L. Rawlins Chief Executive Officer of Designer Brands Inc.	55	2016
Joanne Zaiac Former Chief Client Officer of Dentsu Aegis Network	60	2016		• CC • TC
Class III - Term Expires 2022
Elaine J. Eisenman Managing Director of Saeje Advisors	73	2008		• CC† • AC
Joanna T. Lau Chief Executive Officer of Lau Technologies	63	2008		• TC† • CC • NCGC
Joseph A. Schottenstein Chief Operating Officer and Executive Vice President of Acquisitions and Leasing at Schottenstein Property Group (“SPG”) and Schottenstein Realty, LLC	42	2012
Ekta Singh-Bushell Former Chief Operating Officer, Executive Office, at the Federal Reserve Bank of New York	50	2018		• AC • NCGC
AC	Audit Committee
CC	Compensation Committee
NCGC	Nominating and Corporate Governance Committee
TC	Technology Committee
†	Committee Chair
3

Current Board Snapshot*

*Ms. Singh-Bushell is included in this snapshot but is not standing for reelection at the 2022 Annual Meeting.

Summary of Director Skills

Our directors bring to our Board a wide variety of skills, qualifications, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our shareholders. The table below is a summary of the range of skills and experiences that each director brings to the Board, and which we find to be relevant to our business. Because it is a summary, it does not include all of the skills, experiences, and qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it. All of our directors exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.

4

Attributes, Experience, and Skills
Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Retail Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Audit Committee Financial Expert	✓							✓		✓
International Experience			✓	✓	✓	✓	✓	✓	✓	✓
Marketing and Consumer Insight		✓	✓	✓	✓	✓	✓		✓
Technology and Digital Expertise			✓	✓	✓	✓		✓		✓
Strategic Growth and Business Development Expertise		✓	✓	✓	✓	✓	✓	✓	✓	✓
Human Capital/Talent Management Experience		✓	✓	✓	✓	✓	✓	✓		✓
Risk Management Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance Expertise	✓	✓	✓	✓	✓		✓	✓		✓
Real Estate Experience	✓	✓	✓	✓	✓			✓	✓	✓
Mergers & Acquisitions Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Crisis Management Experience		✓	✓	✓	✓		✓			✓
Corporate Social Responsibility Experience		✓		✓			✓			✓
Other Public Company Board Experience	✓	✓	✓	✓			✓	✓		✓
5

Corporate Governance Highlights

The Board remains committed to strong corporate governance and the protection of long-term shareholder value. Please see “Other Director Information, Board Committees, and Corporate Governance Information” for a description of our corporate governance practices. These include, but are not limited to:

•	Separate CEO and executive chairman roles

•	More than two-thirds of the Board is currently composed of independent directors

•	100% independent committee members

•	Robust Board evaluation process

•	Annual Say-on-Pay Vote

•	Stock ownership guidelines for directors and officers

•	Board risk oversight

•	Independent directors meet without management present

•	Anti-hedging and anti-pledging policy

•	Code of Conduct for directors, officers, and employees

•	Periodic review of committee charters and governance policies

Sustainability, Social Impact and Human Capital

At DBI, we are committed to good corporate citizenship, which means putting our associates first, striving to create positive impacts within our organization, and aiming to better the communities in which we conduct business.

Consistent with our core values of Passion, Accountability, Humility, and Collaboration, we continued to focus on sustainability, philanthropy, and associate engagement during fiscal 2021.

Sustainability	Social Impact	Human Capital
We strive to make sustainable and responsible decisions every day — from energy use and waste to materials and suppliers.	We aim to strengthen our local communities through financial support, community engagement, and volunteer service.	One of our core strategies is to invest in and support our associates to differentiate our products and experiences in the competitive footwear market.

Sustainability

At DBI, we believe in the importance of helping to creating a sustainable future, and are proud of the following achievements and goals that we have set:

•    Since 2010, we have reduced energy consumption by approximately 15% in our stores through our Energy Management System

•    We engaged a sustainability consultant in 2021 to help us further our efforts

•    As of January 31, 2022, 37% of our stores operated with LED lighting

•    Almost all merchandise display fixtures needed in 2022 are expected to be composed predominately of salvaged fixtures

•    In January 2022, we joined the Sustainable Apparel Coalition

6

Social Impact

Together with our long-time partner Soles4Souls, we have donated nearly six million pairs of shoes, including almost two million pairs in fiscal 2021, diverting them from landfills.

In June 2021, we partnered with Soles4Souls to extend our support to LGBTQ+ communities for Pride month.

Human Capital

Our associates form the core of everything that we do. In fiscal 2021, we achieved the following:

•    Perfect score on the Human Rights Campaign’s (“HRC’s”) Corporate Equality Index

•    Named one of HRC’s Best Places to Work for LGBT Equality Index

•    Named one of Forbes’ “The Best Employers for Women” and “The Best Employers for Diversity”

•    Invested $2 million into advancing action-oriented Diversity, Equity & Inclusion through a partnership with Pensole Lewis College of Business & Design

2021 Shareholder Outreach

Historically, we have received strong shareholder approval for our “say-on-pay” advisory vote. At the 2021 Annual Meeting of Shareholders, approximately 72% of the votes cast were in favor of our 2020 executive compensation, compared to approximately 99% at our 2020 Annual Meeting of Shareholders.

During 2021, we broadened our shareholder outreach to non-affiliate shareholders whose combined ownership represents nearly 30% of our outstanding Class A common shares. The Company plans to continue its shareholder outreach efforts and welcomes constructive dialogue with its shareholder base.

Response to Shareholder Feedback

In response to the feedback we received on our 2020 executive compensation program, the Compensation Committee took steps to address concerns, including a move back towards the Company’s historical practice of granting performance-based long-term incentive equity awards and limiting retention bonuses.

What We Heard		What We Did	Our Reasoning
1.	Compensation Committee members should engage directly with shareholders	• The Compensation Committee Chair has engaged directly with our shareholders to discuss their concerns and use their input to inform changes to our compensation plans	Direct Compensation Committee engagement with shareholders provides further opportunities to align management and shareholders’ interests and to better understand shareholder perspectives.
2.	Equity awards should include both performance shares and time-based restricted stock unit awards

•     For fiscal 2021, we reintroduced performance share awards, the payment of which is linked to achievement of Adjusted Operating Profit goals.

•     Performance share awards represented 50% of each NEO’s long-term incentive opportunity for 2021.

We believe that the 2021 performance share awards motivate our NEOs to drive Company growth and profitability consistent with our strategic objectives.

Additionally, the final value of restricted stock unit awards depends on the Company’s stock price at the end of the vesting period and provides significant retention value to the Company.

7

What We Heard		What We Did	Our Reasoning
• The balance of our NEOs’ long-term incentive opportunity, time-based RSUs, cliff vest at the end of the three-year vesting period.
3.	Retention awards should be granted sparingly

•     The Company has a historical practice of evaluating the need for any special equity-based awards or retention grants in the fall each year to key employees at all levels.

•     The retention award process was especially critical in fiscal 2020, given the significant long-term challenges facing the business and the importance of keeping a high-performing leadership team in place through such unprecedented times.

•     The Compensation Committee did not grant retention awards to any of the NEOs in fiscal 2021.

Tying the majority of NEO compensation to “at-risk” compensation and limiting the granting of non-performance-based cash bonuses, focuses our leaders on long-term strategy and directly aligns their compensation with the interests of our other shareholders.

Compensation Highlights and Say-on-Pay

Our executive compensation policies and practices reinforce our pay for performance philosophy and align with sound governance principles and shareholder interests. In response to the results of our 2021 say-on-pay advisory vote, we contacted non-affiliate shareholders representing nearly 30% of our outstanding Class A common shares to, among other things, discuss their perspectives on our executive compensation program. Informed by these discussions, and in consideration of the feedback that we received from our shareholders, we made certain decisions regarding our compensation practices going forward, as summarized in the chart above. Based on these changes and the significant strides made in our financial performance during fiscal 2021, our Board recommends that shareholders vote to approve an advisory resolution on the compensation paid to the Company’s named executive officers (“NEO”), as described in this Proxy Statement. For additional information regarding the compensation paid to the Company’s NEOs and our annual say-on-pay vote, see “Compensation Discussion and Analysis” and “Proposal 3 – Advisory Vote on the Compensation of Named Executive Officers.”

Compensation Objectives

We aim to attract and retain highly qualified, experienced executives who can make significant contributions to our long-term business success; reward executives for achieving business goals and delivering strong performance; and align executive incentives with shareholder value creation.

Strong Governance Standards and Best Practices

The Compensation Committee of our Board is fully engaged to respond to the dynamic business environment in which we operate. As discussed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, the Compensation Committee:

•	Adapts our compensation programs as needed to match the needs of our business and the dynamic industry in which we operate;

•	Fosters long-term shareholder value creation and pay-for-performance alignment;

•	Focuses on attracting and retaining the top talent that is crucial to our business;

•	Mitigates undue compensation-related risk;

•	Conducts an annual “say-on-pay” advisory vote; and

•	Regularly engages with shareholders on executive compensation.
8

Effective Program Design
What We Do	What We Don’t Do
✓ We emphasize “at-risk” pay by heavily weighting variable over fixed pay, with significant portion of NEOs’ collective fiscal 2021 target compensation considered to be “at-risk.”	☒ We don’t guarantee annual salary increases or guarantee bonuses.
✓ We require NEOs to retain meaningful stock ownership guidelines, which serves to align executives’ interests with those of shareholders.	☒ We don’t count pledged shares toward stock ownership guidelines.
✓ We mitigate undue risk by using caps on potential bonus payments, having a clawback policy applicable to compensation granted under our long-term incentive plan, and maintaining active oversight and risk management systems to mitigate risks.	☒ We don’t set metrics that the Compensation Committee believes would create undue risk.
✓ The Compensation Committee retains an independent compensation consultant on matters surrounding executive and non-employee director pay and governance.	☒ We don’t grant stock options with an exercise price below 100% fair market value or reprice underwater stock options.
✓ We apply conservative post-employment and change-in-control provisions. NEOs are subject to the same provisions as the rest of the employee population that participates in long-term incentive plans.	☒ We don’t provide supplemental executive retirement plans or other retirement benefits to NEOs, other than a tax-qualified 401(k) plan available to all employees and a deferred compensation plan available to highly compensated employees.
✓ We subject all executive officers to pre-clearance requirements and restrictions.	☒ We don’t permit pledging, hedging or short-sale transactions. All executive officers, Board members, and associates are prohibited from using financial instruments designed to hedge or offset a decrease in market value of Company stock.
✓ Management and the Board regularly evaluate share utilization levels by reviewing cost and the dilutive impact of stock compensation.	☒ We don’t include favorable impact from changes in tax law or stock buybacks when determining actual performance against financial measures in incentive plans, where applicable.
✓ We provide only limited perquisites to NEOs. During fiscal 2021, perquisites were limited to security arrangements for Mr. Schottenstein.	☒ We don’t gross up taxes for perquisites or benefits, except in the case of standard relocation benefits. We don’t gross up for excise taxes upon a change-in-control.

9

Pay for Performance

We pay for performance. To incentivize our executive team to achieve our short- and long-term goals, we allocate total direct compensation (salary, short- and long-term incentives) to achieve (and pay for) superior performance. To this end, the total direct compensation of our named executive officers is allocated as follows among pay elements:

10

2022 Proxy Statement

This Proxy Statement is provided in connection with the solicitation on behalf of our Board of Directors (the “Board”) for proxies to be voted at our 2022 Annual Meeting of Shareholders to be held at 11:00 a.m. Eastern Time on Thursday, May 19, 2022, and any postponements, continuations, or adjournments thereof (the “2022 Annual Meeting”). The 2022 Annual Meeting will be a virtual only meeting. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/DBI2022. There will not be a physical meeting location, and you will not be able to attend the meeting in person. Please see “Virtual Meeting Information” for important information. This Proxy Statement, including the Notice of Annual Meeting, is being made available electronically (or is first being mailed to shareholders) on or about April 5, 2022.

Voting Information

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. If your shares are registered directly in your name with our transfer agent, Computershare Limited (“Computershare”), then you are considered a registered shareholder with respect to those shares. If you hold your shares through an intermediary, such as a bank or broker, then you are considered the beneficial holder of those shares. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials via the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice.

We have two classes of securities outstanding and entitled to vote at the 2022 Annual Meeting: our Class A Common Shares, no par value, and our Class B Common Shares, no par value (together, the “Common Shares”). Only shareholders of record at the close of business on March 25, 2022, our record date for the 2022 Annual Meeting, are entitled to notice of and to vote at the 2022 Annual Meeting or any adjournments, continuations, or postponements thereof. As of the record date, the total number of outstanding Class A Common Shares entitled to vote at the 2022 Annual Meeting is 64,551,951 and the total number of Class B Common Shares entitled to vote at the meeting is 7,732,743. Each outstanding Class A Common Share is entitled to one vote with respect to each matter to be voted on at the meeting and each outstanding Class B Common Share is entitled to eight votes with respect to each matter to be voted on at the meeting. Class A Common Shares and Class B Common Shares vote together as a single class with respect to all matters submitted to a vote of shareholders.

Without affecting any vote previously taken, a proxy may be revoked by a shareholder by giving a written notice of revocation to us in writing (Designer Brands Inc., 810 DSW Drive, Columbus, Ohio 43219, Attention: Corporate Secretary). A holder of record may also revoke or change his, her, or its vote by executing and returning to us a later-dated proxy or by virtually attending the 2022 Annual Meeting and voting online during the meeting. If your Common Shares are held in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your voting instructions.

All properly executed proxies received by the Board will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election of the Class III director nominees listed below under “Proposal 1 - Election of Directors,” “FOR” “Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm,” and “FOR” “Proposal 3 - Advisory Vote on the Compensation of Named Executive Officers,” and in the discretion of the named proxies on any other business properly brought before the 2022 Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the 2022 Annual Meeting. Abstentions, votes to withhold and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders and are not permitted to vote on the matter without voting instructions. If a broker does not receive voting instructions, the broker may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”). Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm is deemed a “routine” matter. On non-routine matters, such as the election of directors and the advisory vote on executive compensation, brokers cannot vote unless they receive voting instructions from beneficial holders.

11

Solicitation of proxies may be made by mail, personal interview and by telephone by our directors and employees, including officers. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares.

PROPOSAL 1— ELECTION OF DIRECTORS

Our Board currently consists of ten members and is divided into three classes, designated as Class I, Class II, and Class III. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Article II, Section 2.02 of our Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal. As previously discussed, Ms. Singh-Bushell is not standing for reelection at the 2022 Annual Meeting. Accordingly, as of the 2022 Annual Meeting, the size of the Board will be reduced from ten members to nine.

At the 2022 Annual Meeting, three Class III directors are nominated for election on the Board, each as a Class III director with a term to expire at the 2025 annual meeting of shareholders. Each of the nominees for director currently serves as a director of the Company.

We are committed to strong corporate governance, and our Board regularly reviews our governance structure, including our classified board structure. Our Articles of Incorporation, as amended (the “Articles”) divides our Board into three classes, with each class elected to serve a three-year term. As a result, at each annual meeting of shareholders, approximately one-third of our directors are elected to serve for a three-year term. Our Board has periodically considered the continued appropriateness of this classified board structure and believes that our classified board structure provides important benefits, including:

•	Promoting Stability and Continuity. Our classified board structure enhances stability and continuity of leadership because our Board will always include directors with prior experience with our operating and regulatory environment, business, strategic goals, competition, trends, and risks. We believe that these experienced directors help our Board maintain a long-term perspective, leading to decisions that are both in the long-term interests of our company and our shareholders and responsive to short-term needs and objectives.

•	Maximizing Shareholder Value. We believe that a classified board enhances our ability to achieve value for our shareholders in the event of an unsolicited takeover. Without a classified board, a potential acquirer could gain control of our Board at a single annual meeting by replacing a majority of directors with its own nominees without paying a premium to our shareholders.

•	Enhancing Director Independence. We believe that a classified board with three-year terms enhances non-management directors’ independence from special interest groups or other parties whose goals may not be in the best interests of all of our shareholders.

The names and ages of the “Director Nominees” and the “Continuing Directors,” their principal occupations during the past five years, and certain other information regarding our directors are provided below.

Class III Director Nominees for a Term to Expire in 2025:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since	Committees
Elaine J. Eisenman*	73	Since August 2016, Dr. Eisenman has served as Managing Director of Saeje Advisors LLC, an advisory firm for high-growth companies. In this role, Dr. Eisenman provides strategic advisory services to companies from a wide variety of industries and global locations. From July 2005 through August 2016, Dr. Eisenman served as Dean of Executive and Enterprise Education at Babson College. Prior to that, in 2004 and 2005, she served as Senior Vice President of Human Resources and Administration of The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE). Dr. Eisenman has also held senior executive positions at American Express Company, between 1995 and 1998, Enhance Financial Services Co., between 1999 and 2003, and private companies such as PDI International, a global consulting firm, between 1990 and 1995. Dr. Eisenman serves as the President of the New England chapter of the Private Directors Association, a national firm focused on creating governance excellence for private company boards. Dr. Eisenman is also a founding member, advisory board member and Co-Chair of the Boston chapter of the Women Corporate Directors Foundation, the preeminent global organization for women who sit on public boards. Dr. Eisenman previously served on the board and as Chairperson of the compensation committee of Harvard Vanguard Medical Associates. With a background in human resources, a deep expertise in executive selection, compensation, and succession planning, and experience consulting with many companies and boards regarding executive succession as well as the selection and successful integration of their key executives, Dr. Eisenman brings valuable experience to our Board and Compensation Committee.	2008	CC ** AC
12

Joanna T. Lau*	63	Ms. Lau currently serves as Chief Executive Officer of Lau Technologies Inc., an executive consulting and investment company focused on providing debt and equity financing and consulting to mid-range companies. Ms. Lau founded Lau Technologies Inc. in 1990 and has been responsible for managing all aspects of the company from financing growth to the quality of the performance of the products previously sold by the company. Ms. Lau held leadership positions with Digital Equipment Corporation and General Electric Company before founding Lau Technologies Inc. In 2019, Ms. Lau joined the board of trustees of RPT Realty (NYSE: RPT), where she serves as the Chair of the audit committee and member of the nominating and governance committee. Ms. Lau also served on the board of directors of ITT Education Services, Inc. until 2016, and she served on the board of directors of TD Banknorth, Inc. until 2007. Additionally, Ms. Lau has experience in mergers, acquisitions and debt financing. She also provides expertise in biometric security and software industries. Ms. Lau brings a strong background in technology, strategic operations, and executive leadership to our Board.	2008	TC ** NCGC CC

Joseph A. Schottenstein	42	Mr. Schottenstein is a director, Chief Operating Officer, and Executive Vice President of Acquisitions and Leasing at Schottenstein Property Group (SPG) and Schottenstein Realty, LLC. Mr. Schottenstein has held various positions with the Schottenstein family of companies and currently holds a position on the board of directors and as an Executive Vice President in Schottenstein Stores Corporation. Mr. Schottenstein is also involved in the management of Raconteur Fine Wines LLC dba Company Fine Wine. In addition, he holds a position on the board of directors of American Signature, Inc. Mr. Schottenstein assisted with special acquisitions for SPG from 2003 to 2006, served in the property management group of SPG from 2006 to 2008 and served as the Vice President of Leasing at SPG from 2008 through 2010. From June 2004 until joining SPG in 2006, Mr. Schottenstein served as the Co-Manager of Indigo Nation, LLC, a specialty denim retailer. Since its acquisition in 2013, Mr. Schottenstein has served on the board of directors and in an executive capacity of Mayacamas Vineyards, a Napa Valley winery. Mr. Schottenstein brings business expertise in real estate and business development to our Board.	2012	-

Continuing Class II Directors for a Term to Expire in 2024:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since	Committees
Peter S. Cobb*	64	Mr. Cobb co-founded eBags in 1998, which grew to become the largest online retailer of luggage, handbags, backpacks, and travel products. Prior to its acquisition by Samsonite International S.A. (Samsonite) in 2017, Mr. Cobb served as Executive Vice President and a member of the board of directors of eBags. In 2003, Mr. Cobb co-founded 6pm.com, a full-scale footwear and accessories retail website that was subsequently acquired by Zappos.com. From 1990 to 1996, Mr. Cobb was Director of Marketing at Samsonite. From 1984 to 1990, Mr. Cobb was the Director of Marketing at Ben Hogan Golf. Mr. Cobb previously served on the board of directors at the National Retail Federation and as the Chairman of Shop.org. From 2016 to 2021, Mr. Cobb served on the Advisory Board of PayPal Holdings Inc. (“PayPal”), where he provided guidance to PayPal, Venmo LLC, and Braintree Payment Solutions LLC, global payments platforms supporting online money transfers. Mr. Cobb has been a member of the board of directors of PetMed Express, Inc. (NASDAQ: PETS) since August 2021. Additionally, Mr. Cobb is a frequent speaker on trends in the retail industry. Mr. Cobb is an accomplished executive who brings over 35 years of experience in digital marketing, business development, and merchandising to the Board.	2017	NCGC** CC TC
13

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since	Committees
Jay L. Schottenstein	67	Mr. Schottenstein has served as our Executive Chairman of the Board of Directors since March 2005. Mr. Schottenstein previously served as our Chief Executive Officer from March 2005 to April 2009. Mr. Schottenstein currently serves as Chairman of the board of directors of Schottenstein Realty, LLC. Mr. Schottenstein has also served as Chief Executive Officer of American Eagle Outfitters, Inc. (NYSE: AEO) (American Eagle) since December 2015. He has been Executive Chairman or Chairman of the board of directors of American Eagle since March 1992, and has been a director of American Eagle since 1992. Mr. Schottenstein has served as Chairman of the board of directors and Chief Executive Officer of Schottenstein Stores Corporation (SSC), our affiliate, since March 1992. He also served in various capacities, such as Chairman of the board of directors, Chief Executive Officer, Vice Chairman, director and various executive capacities at SSC and Retail Ventures, Inc. since 1976. Mr. Schottenstein also serves as the manager of Schottenstein RVI, LLC, our affiliate. Mr. Schottenstein has also served as a member of the board of directors for Albertsons Companies, Inc. (NYSE: ACI) (Albertsons/Safeway) since 2006. Mr. Schottenstein’s extensive experience as a chairman and Chief Executive Officer of numerous companies brings strong leadership skills to our Board. Additionally, Mr. Schottenstein’s tenure with the Company provides the Board with valuable institutional knowledge.	2005	-

Roger L. Rawlins	55	Mr. Rawlins has served as our Chief Executive Officer since January 2016 and as Interim President, DSW Shoe Warehouse, Inc. since 2020. Prior to his appointment, Mr. Rawlins held the position of Executive Vice President and Chief Innovation Officer of the Company since February 2015. From January 2014 to January 2015, he served as our Executive Vice President, Omni Channel. From 2009 to 2013, Mr. Rawlins served as Senior Vice President and General Manager of DSW.com. Mr. Rawlins joined the Company in 2006 as Vice President, Finance and Controller. Prior to joining us, Mr. Rawlins served as Chief Financial Officer of HER Real Living from April 2001 to April 2006. From 1990 to 2001, Mr. Rawlins held several leadership roles within L Brands, Inc. (formerly known as Limited Brands, Inc.), including Controller of Express, Inc. from 1998 to 2001. Prior to serving in that capacity, Mr. Rawlins was in the practice of public accounting with Arthur Andersen & Company. Mr. Rawlins brings strong leadership abilities and in-depth retail knowledge to the Board.	2016	-

Joanne Zaiac*	60	In November 2021, Ms. Zaiac started a consulting project with Grace Blue Partnership, an executive search firm that focuses on the marketing, marketing services, advertising, and communications sector. She served in several client leadership roles at Dentsu International from October 2017 to January 2021, including Chief Client Officer from January 2020 to January 2021 and Client Development Officer from March 2019 to December 2019. Between October 2017 and March 2019, Ms. Zaiac was Chief Client Officer and Executive Vice President of Merkle Inc., a global data driven, technology-enabled performance marketing agency and subsidiary of Dentsu International. Prior to that, Ms. Zaiac was the Chief Operating Officer of Digitas North America, a leading global digital advertising agency, until October 2017. Ms. Zaiac also served as President of Digitas New York region from 1999 to 2016. From 1985 to 1999, Ms. Zaiac was Executive Vice President and Senior Vice President at Wunderman Worldwide/Young & Rubicam. Ms. Zaiac brings a depth of brand-building, marketing expertise, digital media, consumer insights, and leadership and talent development to the Board.	2016	CC TC
14

Continuing Class I Directors for a Term to Expire in 2023:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since	Committees
Harvey L. Sonnenberg*	80	Mr. Sonnenberg was a partner in the certified public accounting firm Weiser, LLP from 1994 to 2009 and served as an advisor to that firm until 2021. Mr. Sonnenberg served in the United States Army and National Guard from 1964 to 1970. In addition, Mr. Sonnenberg has been active in a number of professional organizations, including the American Institute of Certified Public Accountants, where he served as a member of Council, and the New York State Society of Certified Public Accountants, where he served as Vice President and as Chairman of numerous committees, including the Retail Accounting Committee, and has long been involved in rendering audit, accounting, and consulting services to the retail, apparel, and consumer products industries. Mr. Sonnenberg was a director of Retail Ventures, Inc. from 2001 until May 2011. Mr. Sonnenberg is a certified public accountant and was the partner-in-charge of his firm’s Sarbanes-Oxley and Corporate Governance practice. Mr. Sonnenberg’s strong accounting background and his deep knowledge of the changing retail environment and its impact on our Company provide significant accounting and related financial management experience to the Board.	2006	AC** TC

Allan J. Tanenbaum*	75	Mr. Tanenbaum has been Of Counsel to Taylor English Duma, LLC, an Atlanta-based law firm, since September 2014, and General Counsel and Managing Partner of Equicorp Partners, LLC, an Atlanta-based private investment and advisory firm, since January 2006. From February 2001 to December 2005, Mr. Tanenbaum served as Senior Vice President, General Counsel and Corporate Secretary for AFC Enterprises, Inc., a franchisor and operator of quick-service restaurants. From June 1996 to February 2001, Mr. Tanenbaum was a shareholder in Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., an Atlanta-based law firm, where he represented corporate clients in connection with mergers and acquisitions and other commercial transactions. Mr. Tanenbaum has been a member of the board of directors of Medallion Financial Corporation (Nasdaq: MFIN), since October 2017, and currently serves as Chair of its nominating and governance committee and as a member of its compensation committee. With his legal background and service as general counsel of a public company, Mr. Tanenbaum brings valuable board governance experience to our Board.	2005	NCGC AC

*	Independent Directors under the rules of the NYSE and our Corporate Governance Principles.
**	Committee Chair

Unless otherwise directed, the persons named in the proxy will vote the proxies “FOR” the election of the above-named director nominees as Class III director nominees. While it is contemplated that all director nominees will stand for election, in the event any person nominated fails to stand for election, the proxies will be voted for such other person or persons as may be designated by the directors. We have no reason to believe that any of the above-mentioned persons will not stand for election or serve as a director. Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Vote Required

Under Ohio law and our Code of Regulations, directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes voted “FOR” their election will be elected as directors. Withheld and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Your Board of Directors unanimously recommends a vote “FOR” each of the Class III director nominees.

15

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are appointed annually by our Board and serve at the pleasure of the Board. In addition to Jay Schottenstein and Roger Rawlins, whose information is provided above under “Proposal 1 - Election of Directors,” the following individuals are our executive officers.

Deborah L. Ferrée, age 68, has served as President, Camuto LLC since June 2021 and as the Vice Chair of the Company since January 2006. She previously served as our President from February 2019 until June 2021. Ms. Ferrée joined us in November 1997. She served as Vice Chair and Chief Merchandising Officer from January 2006 until February 2019. She served as our President and Chief Merchandising Officer from November 2004 until January 2006. From March 2002 until November 2004, she served as Executive Vice President and Chief Merchandising Officer. Prior to that, she served as Senior Vice President of Merchandising beginning in September 2000, and Vice President of Merchandising beginning in October 1997. Prior to joining us, Ms. Ferrée worked in the retail industry for more than 20 years in various positions, including serving as Divisional Merchandising Manager of Shoes, Accessories and Intimate Apparel for Harris Department Store, women’s buyer for Ross Stores, and Divisional Merchandise Manager of the May Company.

William L. Jordan, age 50, has served as our President since June 2021. He previously served as our Executive Vice President and Chief Growth Officer from February 2020 until June 2021. From February 2019 until February 2020, he served as Executive Vice President of Designer Brands Inc. and President of DSW Shoe Warehouse, Inc. From May 2018 to January 2019, Mr. Jordan served as President of Town Shoes Limited (now known as Designer Brands Canada Inc.), our Canadian business. From February 2017 to February 2019, he was our Executive Vice President, Chief Administrative Officer, and Chief Legal Officer. In addition, from February 2015 to February 2017, he was our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary. From March 2009 to January 2015, he was our Executive Vice President, General Counsel, Secretary, and Chief Compliance Officer. From May 2008 to March 2009, he was our Senior Vice President, General Counsel, and Secretary. In January 2006, Mr. Jordan joined us as our Vice President, General Counsel, and Secretary. Prior to joining us, he served as Corporate Counsel for Lancaster Colony Corporation beginning in 2005, and was with the firm of Porter, Wright, Morris & Arthur LLP in Columbus, Ohio, from 1997 to 2005, where he specialized in corporate securities and mergers & acquisitions law.

Jared A. Poff, age 49, has served as our Executive Vice President, Chief Financial Officer since October 2018. From November 2016 to October 2018, he was our Senior Vice President and Chief Financial Officer. From June 2016 to November 2016, he was our Senior Vice President, Finance, Treasurer, and Interim Chief Financial Officer. In January 2015, Mr. Poff joined us as Vice President of Finance, Business Development, and Treasurer. Prior to joining the Company, Mr. Poff served as Vice President, Treasurer at Big Lots, Inc. since February 2004.

Mary Turner, age 63, has served as our Executive Vice President and as President, Designer Brands Canada Inc., our wholly owned subsidiary, since March 2020, where she leads the Shoe Company and Shoe Warehouse banners, as well as DSW’s merchandising and operations in Canada. From February 2019 to March 2020, Ms. Turner served as Senior Vice President of Designer Brands Inc. and President of Designer Brands Canada Inc. Prior to our acquisition of Town Shoes Limited (now known as Designer Brands Canada Inc.) in May 2018, Ms. Turner joined Town Shoes Limited as Chief Merchant in January 2017, and was promoted to Chief Operating Officer for Town Shoes Limited in July 2017, where she led merchandising, planning, marketing, stores, and e-commerce functions of Town Shoes, Shoe Company, Shoe Warehouse and DSW Canada until February 2019. Prior to that, she was an executive with Hudson’s Bay Company for nearly 20 years and held a variety of merchandising roles with Holt Renfrew earlier in her career.

James Weinberg, age 60, has served as our Executive Vice President, Chief Merchandising Officer since January 2022. From 2019 to January 2022, he was our Senior Vice President, Chief Merchandising Officer of DSW Shoe Warehouse, Inc., and from 2017 to 2019, he was Senior Vice President, GMM Women’s. Prior to joining the Company in 2015 as its Senior Vice President, GM Affiliated Business Group, Mr. Weinberg was the President of Beyond the Rack from 2010 to 2015. Previously, he served as Burlington Coat Factory’s Senior Vice President, GMM Ladies Apparel and Coats from 2008 to 2010, Kellwood Co.’s Group President Designer Alliance from 2006 to 2008, and Robinsons-May’s Senior Vice President from 2002 to 2006 (and held other positions with Robinsons-May from 1996 to 2002).

16

OTHER DIRECTOR INFORMATION, BOARD COMMITTEES, AND CORPORATE GOVERNANCE INFORMATION

Board Leadership Structure

Pursuant to our Corporate Governance Principles, the Company does not have a policy with respect to the separation of the offices of Executive Chairman and CEO. The Board believes that the determination of whether these roles should be separated is part of the succession planning process, and that it is in the best interest of the Company for the Board to make a determination in this regard whenever it elects a new CEO.

Since 2009, the Company has had separate CEO and Executive Chairman roles. Our Board periodically assesses these roles and the Board leadership structure to ensure the interests of the Company and its shareholders are best served. The Board believes that the current leadership structure, with a separated Executive Chairman and CEO structure, allows the Executive Chairman to focus on Board responsibilities and the CEO to concentrate on the Company’s administrative and operating functions. Furthermore, this structure supports the efficient allocation of oversight responsibilities between the Board and management.

Mr. Jay Schottenstein has served as our Executive Chairman since 2005. As discussed below, Mr. Schottenstein is not an independent director. While the Board does not have a lead independent director, the independent members of the Board meet in regularly scheduled executive sessions (without management or the Executive Chairman present). Additionally, the Board does not have a designated director who leads executive sessions; instead, the independent directors alternate as the chair of such executive sessions in alphabetical order by last name. The Board believes that the current structure ensures that the independent directors provide sufficient independent oversight of management.

The Executive Chairman and CEO set the agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Executive Chairman or CEO for review and/or decision. The Executive Chairman is responsible for presiding at regular sessions of the Board. Information and data that is important to the Board’s understanding of the Company’s businesses is distributed in writing to the Board before the Board meets to allow the directors an opportunity to prepare for discussion of the items at the meeting. It is the general policy of the Company that all major decisions be considered by the Board as a whole.

The chairs of our Board committees play an active role in leading our committees by working with management to ensure each committee discusses crucial risks and opportunities of the Company. Agenda items that fall within the scope of responsibilities of a Board committee are set by the chair of that committee. Any member of the Board may request that an item be included on the agenda and is free to raise at any Board or committee meeting subjects that are not on the agenda for that meeting. The Board and each committee have the power to hire independent legal, financial, or other advisors as they may deem necessary, without consulting or obtaining the advanced approval of any officer of the Company and the Company shall be responsible for paying the fees and other costs associated with any such services rendered to the Board or any committee thereof.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles that address Board structure, membership (including nominee qualifications), performance, operations, and management oversight. A current copy of our Corporate Governance Principles can be found at our corporate and investor website at investors.designerbrands.com/governance-documents and is available in print (without charge) to any shareholder upon request to 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary.

Director Independence

Our director independence standards are set forth in our Corporate Governance Principles. Pursuant to our Corporate Governance Principles, a majority of our directors must be independent. For a director to be considered an “independent director,” the Board must annually determine that he or she satisfies the independence requirements under the NYSE listing standards and any other applicable laws, rules, and regulations. During its annual review of director independence, the Board considered whether there were any transactions or relationships between the Company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder).

As a result of its annual review, the Board affirmatively determined that the following persons are independent under our independence standards:

•	Peter S. Cobb

•	Elaine J. Eisenman

•	Joanna T. Lau

•	Ekta Singh-Bushell

•	Harvey L. Sonnenberg

•	Allan J. Tanenbaum

•	Joanne Zaiac
17

As Mr. Rawlins is our CEO, he is not independent. In light of his status as an executive officer of the Company, the Board determined that Mr. Jay Schottenstein is not independent. Mr. Joseph Schottenstein, who is Mr. Jay Schottenstein’s son, also is not independent as he is an immediate family member of an executive officer of the Company. Accordingly, the Board is currently 70% independent. As previously discussed, Ms. Singh-Bushell is not standing for reelection and, therefore, will no longer serve on the Board after the 2022 Annual Meeting. Following the 2022 Annual Meeting, the Board will be 66.67% independent.

Each of the Nominating and Corporate Governance Committee, Compensation Committee, and Audit Committee are composed entirely of independent directors as defined under applicable SEC rules and the NYSE listing standards. Our Board also has a Technology Committee composed entirely of independent directors.

Family Relationships

Other than Messrs. Jay and Joseph Schottenstein, who are father and son, there are no family relationships among our directors and executive officers.

Meetings

A total of six meetings of the Board were held during the fiscal year ended January 29, 2022 (“fiscal 2021”). Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board held during the time in which such director was a member of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the period such director served as a member of such committee. Overall average attendance at such meetings was over 95%.

Our Corporate Governance Principles provide that all incumbent directors and director nominees are encouraged to attend our Annual Meeting of Shareholders. All of the Company’s then-serving directors virtually attended our 2021 Annual Meeting of Shareholders.

Board Committees

We have four standing committees of the Board: (1) Nominating and Corporate Governance Committee; (2) Compensation Committee; (3) Audit Committee; and (4) Technology Committee. Each standing committee is governed by a committee charter. A current copy of each committee’s charter can be found on our corporate and investor website at investors.designerbrands.com/governance-documents and is available in print (without charge) to any shareholder upon request to 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary.

The following chart sets forth the responsibilities and duties and current members of each committee, as well as the number of meetings held by each committee in fiscal 2021.

Committee	Responsibilities	Members	Meetings in Fiscal 2021
Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board, including:

•      identifying individuals qualified to become Board members consistent with criteria approved by the Board;

•      recommending to the Board director nominees for the next annual meeting of shareholders;

•      developing and recommending to the Board a set of corporate governance principles applicable to the Company;

•      making recommendations to the Board and the Executive Chairman of the Board in the areas of committee selection, including:

o     committee chairs;

o     rotation practices;

o     evaluation of the overall effectiveness of the Board and management; and

o     review and consideration of developments in corporate governance practices.

		Mr. Cobb (Chair) * Mr. Tanenbaum * Ms. Lau * Ms. Singh-Bushell *	Seven (includes one joint meeting with the Board and one joint meeting with the independent directors)
18

Committee	Responsibilities	Members	Meetings in Fiscal 2021
Compensation Committee

The Compensation Committee is responsible for:

•      discharging the Board’s responsibilities relating to compensation of the Company’s executive officers;

•      producing a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual Proxy Statement or annual report on Form 10-K; and

•      overseeing the Company’s compensation programs and plans, including incentive compensation plans and equity-based plans.

Pursuant to its Charter, the Compensation Committee has the sole authority to retain and terminate the services of any outside compensation consultants to the Compensation Committee. The Compensation Committee may form and delegate authority to a subcommittee or subcommittees.

		Ms. Eisenman (Chair) * Mr. Cobb * Ms. Lau * Ms. Zaiac *	Six
Audit Committee

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:

•      the integrity of the Company’s financial statements;

•      the Company’s compliance with legal and regulatory requirements;

•      the independent auditor’s qualifications and independence;

•      the performance of the Company’s internal audit function and independent auditor;

•      the review and approval of related party transactions; and

•      the review and response to complaints regarding accounting, internal accounting controls, and auditing or other compliance matters.

The Audit Committee is directly responsible for the appointment, compensation, retention, termination, and oversight of the work of our independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.

		Mr. Sonnenberg (Chair) *†♦ Ms. Eisenman *† Ms. Singh-Bushell *†♦ Mr. Tanenbaum *†	Seven
Technology Committee

The purpose of the Technology Committee is to assist the Board in fulfilling its oversight responsibilities of effective technology governance and to ensure that technology endeavors are effectively managed, and that the Company’s technology performance meets the following objectives:

•      aligns with the Company’s business strategy;

•      enables the business to maximize benefits technology can provide;

•      uses resources responsibly; and

•      manages risks appropriately.

		Ms. Lau (Chair) * Mr. Cobb * Mr. Sonnenberg * Ms. Zaiac *	Four

* Independent

† Financially literate under applicable NYSE rules

♦ Audit Committee Financial Expert under applicable SEC rules

19

Board’s Role in the Risk Management Process

Our Board and its committees play an important role in overseeing the identification, assessment, and mitigation of risks that are material to us. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify our risk management strategies.

Board
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports.
Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Technology Committee

Our Audit Committee assists the Board in fulfilling its oversight responsibilities relating to:

•      the performance of our system of internal controls;

•      legal and regulatory compliance;

•      our audit, accounting, and financial reporting processes; and

•      the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees.

The Audit Committee also reviews periodically with our General Counsel legal matters that may have a material adverse impact on our financial statements, compliance with laws, and any material reports received from regulatory agencies.

Our Nominating and Corporate Governance Committee oversees risks associated with:

•      corporate governance;

•      business conduct and ethics; and

•      compliance.

The Chief Compliance Officer provides periodic reports to the Nominating and Corporate Governance Committee describing updates to the Company’s Ethics and Compliance Program, including new policies, procedures, and trainings, maintenance of the Company’s anonymous reporting hotline, and oversight of the Global Code of Conduct. The report is shared with the Board as part of the committee report to the Board.

Our Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs, including:

•      discharging the Board’s responsibilities relating to compensation of the Company’s executive officers; and

•      overseeing the Company’s compensation programs and plans, including incentive compensation plans and equity-based plans.

The Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to technology and cybersecurity. Each quarter, management provides a report to the Technology Committee describing cybersecurity risks and the Company’s mitigation activities. Such mitigation activities include:

•      regularly upgrading our systems and software;

•      conducting regular e-mail phishing testing;

•      engaging in cybersecurity crisis tabletop exercises; and

•      monitoring industry trends.

Additionally, Ms. Lau, as Chair of the Technology Committee, provides an annual cybersecurity report to the Board, which addresses cybersecurity trends in the retail industry, and the Company’s policies and practices in comparison with the retail industry.

The Company implemented an enterprise risk management program (“ERM Program”) in fiscal 2010. Our CEO, who reports to our Board, is the sponsor of the ERM Program. As part of the ERM Program, management provides an annual report to the Board regarding our significant risks and what management is doing to mitigate such risks. Management also updates the Board on significant new risks that are identified on a quarterly basis and reports on what it is doing to mitigate those significant risks. Additionally, the report provides an update on calls received to our Ethics Hotline, an anonymous reporting hotline available to our U.S. and international subsidiaries. The Company believes that its leadership structure supports the risk oversight function of the Board.

Director Nominee Selection

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating potential candidates for nomination as a director. Candidates may come to the attention of the Nominating and Corporate Governance Committee from a variety of sources, including current Board members, shareholders, and management. All candidates (including shareholder nominees) are reviewed in the same manner, regardless of the source of the recommendation. The Nominating and Corporate Governance Committee will consider the recommendations of shareholders regarding potential director candidates. For additional information regarding how to submit a nominee for the 2023 Annual Meeting of Shareholders, see “Shareholder Director Nominees.”

20

Although there are no specific minimum qualifications that a director candidate must possess, potential candidates are identified and evaluated according to the qualification criteria set forth in the Nominating and Corporate Governance Committee charter, including:

•	independence;

•	judgment;

•	skill;

•	diversity;

•	strength of character;

•	age;

•	experience with businesses and organizations of comparable size and scope;

•	experience as an executive of, or advisor to, a publicly traded or private company;

•	experience and skill relative to other Board members;

•	specialized knowledge or experience;

•	service on other boards; and

•	desirability of the candidate’s membership on the Board or any committees of the Board.

The Nominating and Corporate Governance Committee values diversity and believes directors with different backgrounds and perspectives enhance the effectiveness of the Board. Accordingly, the Nominating and Corporate Governance Committee may take into account various attributes, including background, age, gender, ethnicity, skill set, or viewpoint. Additionally, in November 2021, the Company formalized its diversity policy in its Corporate Governance Principles, which require any search firm engaged by the Board and/or the Nominating and Corporate Governance Committee to include women and minority candidates in the pool from which director candidates are selected. Currently, 40% of our Board is female or ethnically diverse and 60% of our Board is under the age of 65.*

* Ms. Singh-Bushell is included in these statistics. As discussed, Ms. Singh-Bushell is not standing for reelection and, therefore, will no longer serve on the Board after the 2022 Annual Meeting.

Term/Age Limits

As set forth in our Corporate Governance Principles, the Board does not believe it should establish arbitrary term or age limits on directors’ services. While we are committed to Board refreshment, we believe that term or age limits hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As part of its responsibilities, the Nominating and Corporate Governance Committee evaluates each incumbent director’s qualifications, performance, and ability to continue to contribute productively before recommending the nomination of that director for an additional term.

21

Annual Board Evaluation

The Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively. As part of the Board’s annual self-evaluation, the Nominating and Corporate Governance Committee receives and reviews comments from all directors and then reports to the Board with an assessment of the Board’s performance. The annual assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board could improve. To the extent improvements are warranted, the Nominating and Corporate Governance Committee establishes a plan to ensure that the improvements are made in a timely and meaningful manner.

Global Code of Conduct and Corporate Governance Information

We have adopted a global code of conduct which applies to all our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and an additional code of ethics that applies to senior financial officers. Additionally, the Board has adopted a Director Code of Conduct applicable to our Board members. These codes of ethics, designated by us as the “Global Code of Conduct,” the “Code of Ethics for Senior Financial Officers,” and the “Director Code of Conduct,” respectively, can be found on our corporate and investor website at investors.designerbrands.com/governance-documents and are available in print (without charge) to any shareholder upon request to 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary. We intend to disclose any amendment to, or waiver from, any provision of the Global Code of Conduct, Code of Ethics for Senior Financial Officers, or Director Code of Conduct applicable to executive officers and directors by posting such information on our corporate and investor website at investors.designerbrands.com.

Anti-Hedging Policy

Our Insider Trading Policy prohibits all directors, officers (including our NEOs), and associates of Designer Brands Inc. and its subsidiaries from engaging in transactions in financial instruments (including, for example, prepaid variable forward contracts, equity swaps, collars or exchange funds, as well as any other hedging instrument) designed to hedge or offset any decrease in the market value of Designer Brands Inc. stock. Our Insider Trading Policy also prohibits covered persons from holding our stock in a margin account or pledging our stock as collateral for a loan; provided, that individuals who had pledged Designer Brands Inc. stock prior to the adoption of this provision are exempt from this requirement. As disclosed in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement, Mr. Tanenbaum pledged 27,746 shares of Designer Brands Inc. stock as security for a line of credit in fiscal 2016. Our Insider Trading Policy is posted on our internal website or available upon request for all associates of Designer Brands Inc. and its wholly owned subsidiaries.

22

Sustainability, Social Impact and Human Capital

At DBI, we are committed to good corporate citizenship, which means putting our associates first, striving to create positive impacts within our organization, and aiming to better the communities in which we conduct business.

Consistent with our core values of Passion, Accountability, Humility, and Collaboration, we continued to focus on sustainability, philanthropy, and associate engagement during fiscal 2021.

Sustainability	Social Impact	Human Capital
We strive to make sustainable and responsible decisions every day — from energy use and waste to materials and suppliers.	We aim to strengthen our local communities through financial support, community engagement, and volunteer service.	One of our core strategies is to invest in and support our associates to differentiate our products and experiences in the competitive footwear market.

Sustainability

At Designer Brands, we are passionate about shoes and we are passionate about selling them the right way: responsibly. We are focused on making ethical business decisions, caring about the environment, and acting sustainably as an organization. It is what we expect of ourselves and what we expect of our partners. The Company believes in fashion with integrity, and we want our customers to feel good about shopping with us. As a result, we are focused on reducing our consumption of resources, sourcing product responsibly, and being transparent about our efforts to date, which include the following.

•	We reduce and reuse by:

o	Diverting from landfills by collecting post-consumer shoes in connection with our partnership with Soles4Souls – with nearly six million shoes diverted so far;

o	Maintaining an active fixture salvaging and redeployment strategy – the majority of merchandise display fixture packages needed in 2022 are expected to be composed predominately of salvaged fixtures;

o	Reusing existing infrastructure, such as storefront glazing, where possible;

o	Recycling vendor cartons and reusing them to ship merchandise where possible, and recycling all cartons that we cannot reuse;

o	Working to implement a shrink-wrap solution for our direct-to-consumer packaging to reduce our corrugate and dunnage use;

o	Retrofitting stores with LED lighting for an average annual reduction in energy consumption of about 46% per store (as of January 31, 2022, 37% of our stores operate with LED lighting);

o	Reducing energy consumption by approximately 15% (since 2010) in our stores through our Energy Management System, which is an enterprise-class solution combining on-site control hardware, software, and commissioning services, web-based data services, and a 24/7 call center;

o	Utilizing daylight harvesting and dimming panels as required and low-flow faucets and toilets in our locations; and

o	Using timers and occupancy sensors to control lighting, signage, and HVAC equipment at all store locations.

•	We aim to responsibly source through the following efforts:

o	Our fur policy provides that DBI will not purchase products that contain animal fur;

o	Aim to have our vendors sign our Vendor Code of Conduct, which is based on international labor standards, to help us ensure that our vendors adhere to responsible sourcing, enforce human rights, and prevent human trafficking;

o	Our membership with the American Apparel & Footwear Association and the Fair Labor Association’s Commitment to Responsible Recruitment, both of which we joined in 2021; and

o	Our ongoing developing and implementing an enhanced strategy and process for identifying and monitoring our critical third-party vendors.

ESG Steering Committee and Fiscal 2021 Accomplishments

While we are proud of our current Environmental, Social, and Governance (“ESG”) practices, we are constantly looking for ways to improve. In 2021, we formed the ESG Steering Committee, which is charged with the responsibility of overseeing and furthering our environmental, social, and governance policies, practices, and initiatives. Chaired by our General Counsel and Chief Compliance Officer, the committee is composed of three leaders from the below teams:

23

Environmental	Social	Corporate Governance
- Distribution & Logistics - Facilities - Sourcing - Design	- Human Resources - Director, Diversity, Equity & Inclusion - Philanthropy - Communications	- Legal & Compliance - Risk & Treasury - Internal Audit - IT Security - Procurement

Based on the work done by the ESG Steering Committee, we accomplished the following:

•	The hiring of a Sourcing and Supply Chain Consultant to provide recommendations on ways in which we can improve our sustainable practices. During fiscal 2021, the consultant provided recommendations on building a culture of sustainability, establishing sustainability targets, and creating a product integrity team to address product quality, carbon footprint, supply chain compliance, and engagement. We plan to carry these recommendations forward through the balance of fiscal 2022 and beyond.

•	As of January 2022, we became a proud member of the Sustainable Apparel Coalition (“SAC”), the apparel, footwear, and textile industry’s leading alliance for sustainable production. We recently commenced work on utilizing SAC’s Higg Index, a standardized value chain measurement suite of tools for all industry participants to help us measure environmental and social labor impacts. With this data, we aim to improve sustainability performance and enhance our external ESG reporting in future years.

We strive to continuously improve our due diligence policies, procedures, and efforts to meet ever-changing local and global environmental, social, and governmental risk and compliance issues. The ESG Steering Committee reports to the full Board on an as-needed basis to ensure that the Board is fully apprised of any significant ESG-related endeavors and risks.

Social Impact

Not only do we strive to create positive impacts within our organization, but we aim to better the communities in which we conduct business. DBI Gives is our philanthropic community interest group whose mission is to inspire community involvement and enhance associate engagement and has three main areas of focus:

1.	Empowerment. Support organizations that prioritize empowerment and build self-confidence without discrimination.

2.	Diversity, Equity & Inclusion. Support organizations whose key constituents align with the diversity dimensions represented by our Business Resource Groups.

3.	Community. The places where we live and work mean everything to us. As a result, we support the organizations that put our local communities first and provide opportunities for our associates to give back through volunteering and donations.
24

DBI Gives partnerships include:

Soles4Souls turns unwanted shoes into opportunity, by keeping them from going to waste and putting them to good use by providing relief, creating jobs, and empowering people to break the cycle of poverty.

Help create jobs and distribute shoes that enable kids to thrive in school.

Support female entrepreneurs with financial empowerment and access to business education.

Repurpose unwanted textiles to keep them out of landfills and extend their lifespan.

Since the inception of our partnership with Soles4Souls in 2018, we are proud to have donated nearly six million pairs of shoes, including almost two million donated in 2021.

Of the nearly six million pairs of shoes that have been donated, a portion of those pairs are new, directly from DSW. We even designed and produced a durable shoe solely for the purpose of donating to Soles4Souls. The remaining pairs of shoes were from customers who donated their gently worn shoes via the donation boxes in each of our stores. We incentivize customers to donate by providing VIP rewards points when they donate. Through the travel program, employees and customers can earn trips to serve the communities in one of our partner countries with every 50,000 pairs of shoes donated.

Additionally, by encouraging customers to donate their shoes, we are also helping to meet our environmental and sustainability goals. By repurposing unwanted shoes, we are helping to keep them out of landfills and extending their lifespan. By collecting discarded shoes and clothing, Soles4Souls has kept 71 million pounds of textiles out of U.S. landfills since its inception.

The Nationwide Children’s Hospital “On Our Sleeves” program’s mission is to provide every community in America with free resources necessary for breaking child mental health stigmas and educating families and advocates.

In connection with World Mental Health Awareness Day, from August to October 2021, DBI raised nearly $200,000 for On Our Sleeves.

Two Ten provides scholarships and financial aid to people working in the footwear industry, as well as free counseling and community resources. Many of our own associates have been beneficiaries of the programs Two Ten provides. We support Two Ten with corporate financial donations and subject matter expertise to continue to enrich their community program offerings.

In 2021, DBI donated $200,000 to Two Ten.

25

DBI is focused on what it means to be a good corporate citizen. From annual United Way fundraisers, American Red Cross blood drives, plus local nonprofit partnerships, and associate volunteering efforts, we are always looking for ways to help and better the communities in which we operate.

In 2021, we received the Dale. E Heydlauff United Way Legacy Award for Outstanding Philanthropy Leadership from Columbus Business First, for the new and innovative partnerships we forged through our point-of-sale campaigns and the creation of the Equity Advancement Fund at United Way of Central Ohio.

In 2021, DBI donated $200,000 and associates donated $204,500 to United Way.

Additionally, we support and encourage our employees to better their communities by providing volunteering opportunities and compensating employees for the hours they volunteer. For associates who elect to volunteer outside of DBI-sponsored opportunities, we may offer donations to the charities of associates’ choice.

Human Capital

We believe the strength of our workforce is critical to our success. Our associates strive every day to create a welcoming and inclusive environment for our customers. One of our core strategies is to invest in and support our associates who are key to differentiating our products and experiences in the competitive footwear market. We monitor and adapt as necessary to maintain our competitive position.

Our key human capital management objectives are to attract, develop, and retain the highest quality talent. To support these objectives, our human resources programs are designed to:

•	develop associates to prepare them for critical roles and leadership positions for the future;

•	reward and support associates through competitive pay, benefit, and perquisite programs;

•	enhance our culture through efforts aimed at making the workplace more engaging and inclusive;

•	acquire talent and facilitate internal talent mobility to create a high-performing, diverse workforce;

•	embrace hybrid and remote work arrangements where possible to utilize flexibility as a competitive advantage; and

•	evolve and invest in technology, tools, and resources to support our associates at work.
26

Diversity, Equity, & Inclusion (DE&I)

We believe in diversity, equity, and inclusion and that:

•        Diversity is the celebration of the ways we are alike, as well as of the ways we are unique.

•        Equity compels us to be fair, while also recognizing the need to treat others differently in order to mitigate the risk of inadvertently perpetuating systemic barriers.

•        Inclusion is the act of ensuring that our differences are not only acknowledged, but also welcomed and valued.

As of December 31, 2021, in the U.S., nearly 80% of our associates were female and over 50% of the associate population was comprised of people of color. Our Board of Directors further reflects our commitment to diversity; women leaders represented 40% of the Board and 49% of the executives in the vice president and above population, as of December 31, 2021. Additionally, Mr. Rawlins, Designer Brands’ CEO, is a proud signatory of the CEO Action for Diversity & Inclusion Pledge, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace. It commits us to cultivate open dialogue, expand diversity training, share best practices with other companies, and engage our Board in the evaluation of our progress.

We strive to be an inclusive environment, where everyone is given the opportunity to thrive. For the third year in a row, Designer Brands has been recognized for its LGBTQ+ inclusion efforts with a perfect score on the Human Rights Campaign’s (“HRC”) Corporate Equality Index. A perfect score places us on HRC’s “Best Places to Work for LGBT Equality” list. Additionally, in 2021, Designer Brands was recognized by Forbes as one of “The Best Employers for Women” and “The Best Employers for Diversity.”

We believe that paying our people fairly, regardless of gender, race, or any other status, enables us to deliver on our goal of creating an inclusive environment where we can all be ourselves, contribute ideas and do our best work. To this end, we have invested in pay equity processes that allow us to assess whether associates with similar roles and experience earn equal pay for comparable work. Based on our belief that equality and diversity makes our organization stronger, we continue to focus on and invest in pay equity processes.

We are on a journey to promote greater levels of DE&I in everything we do and recognize that there is still a long way to go. We will continue to challenge our own biases, initiate difficult conversations in meaningful ways, engage diverse perspectives to drive innovation, and intentionally evolve our operating strategies to advance this important work, including through our BRGs, CIGs, and Councils as described below.

Our BRGs:

Business Resource Groups (“BRGs”) are associate-led groups organized around a common diversity dimension to foster an inclusive, engaging work environment for all. Our current BRGs are:

MySole: To build an awareness of the uniqueness of Black culture to attract, educate and include diversity among associates, leaders, and customers.

MySelf: To inspire our associates, partners, and customers to live and work with Pride.

MyFamily: To educate, inform, and promote resources which better the work experience for parents, caregivers, and allies at the Company.

MyLife: To inspire empowerment among female associates and their allies.

MyFuture: To engage early career professionals by helping them navigate work, life and their community.

MiVoz: To establish a forum that promotes awareness of Hispanic/Latinx culture and activates its voice towards promoting diversity, impacting our communities, and influencing our business to be inclusive of our heritage.

MyService: To recruit, retain, and empower current and former service members through outreach, representation of the interests of veterans to the business, and by providing structure through which veterans can network, support one another, and build a cohesive community for those who have served, continue to serve and our allies.

27

Our CIGs:

Community Interest Groups (“CIGs”) are associate-led groups organized around a common passion or interest to drive a sense of community and shared purpose. Our current CIGs are:

Techlytics: To focus those who are passionate about data science, innovation and tools to gain insights and help the Company make better business decisions.

Our Planet: To educate and inspire the Company to make sustainable choices, both in and outside of the office.

DSWGives: To inspire community involvement and enhance associate engagement through volunteering.

Our Councils:

Councils are associate-led groups organized to create a sense of inclusion and belonging for those who work in our stores, distribution centers, and fulfillment center.

2021 DE&I Highlights:

•        Created and held the 1st Annual DBI Day of Understanding on April 13, 2021.

•        Announced the roll-out of DBI Day of Inclusion, an annual floating holiday that reinforces our mission to inspire self-expression.

•        Updated staffing agreements to require placement firms to present a diverse slate of candidates for contractors, consultants, and temporary workers.

•        Amended the Company’s Corporate Governance Principles to include a formal diversity policy requiring that any search firm engaged must include women and minority candidates in the director candidate pool.

•        Conducted Pulse Survey with specific DE&I questions to measure baseline.

•        Implemented DE&I training opportunities across entire DBI organization.

•        Utilized the Racism Matters webinar series to address systemic racism and ensure we continue to create an inclusive culture for all associates.

•        Continued to identify and align our efforts to philanthropic organizations that support our DE&I strategy.

DE&I Partnerships
2022 Pensole Partnership:

In February 2022, DBI announced an investment of $2 million into advancing action-oriented Diversity, Equity & Inclusion through a partnership with Pensole and legendary footwear designer Dr. D’Wayne Edwards, President of Pensole Lewis College of Business & Design. Located in Detroit, Pensole is the first and only Historically Black College & University (HBCU) in Michigan and the first HBCU with a focus on design. In this new partnership, DBI will invest in the first Black-owned footwear factory in the United States – JEMS by Pensole – to produce shoes designed by Pensole graduate students, to be sold exclusively at DSW.
28

Comprehensive Benefits

We offer comprehensive, relevant, and innovative benefits to eligible associates in the U.S., including, among others:

•          COVID-19 leave policy

•          Free backup care (up to 7 days per year)

•          Free access to national resource network to locate babysitters and nannies

•          Discounts on tutoring, day care centers, and pet sitters

•          Sleep improvement program

•          Free counseling and support

•          Free legal help

•          Free financial help

•          Multiple medical plans with prescription insurance

•          Dental and vision insurance

•          Unlimited telemedicine access

•          Multiple types of paid leave programs

•          Paid maternal and paternal leave

•          Voluntary benefits (long-term disability, accident, hospital indemnity, and critical illness) and flexible spending accounts

•          Adoption assistance and reimbursement

•          Fertility and family building services

•          Free accredited, general education college courses and discounted tuition offerings

•         Tuition reimbursement

Fair and Competitive Compensation
We strive to provide competitive wages and salaries, targeting the middle of the market in most cases. We establish a minimum starting pay rate for each U.S. store that exceeds applicable minimum wage requirements. Additionally, in 2021, we rewarded our frontline store associates with discretionary bonuses three separate times to express appreciation for their dedication and perseverance through the ongoing challenges precipitated by the pandemic.
Talent Development
To help our associates succeed in their roles, we emphasize continuous learning and development opportunities. Training provided through our online learning platform includes a wide variety of topics and is designed to address the needs of our entire workforce, from entry-level associates to our most senior executives. During 2021, over 11,800 associates completed one of our over 280 courses via our online learning platform.
Associate Engagement
We provide all associates with the opportunity to share their opinions and feedback on their employment experience through engagement surveys performed on a regular basis across all business segments. Results of the surveys are measured and analyzed to enhance the associate experience, strengthen engagement, promote retention, drive change, and leverage the overall success of our organization. In addition to Company-led surveys, leaders are encouraged to conduct “skip level” touch bases, host round table chats, and conduct follow-up activities to better understand associate feedback. We are embracing a flexible work environment by rolling out the option for our corporate associates to work where they choose to, whether that be in the office, at home or elsewhere, to best meet their individual needs. Upon exiting the Company, associates who voluntarily leave the business are provided an exit survey to help us measure satisfaction and engagement specific to what factors may have contributed to pursuing another opportunity. We continue to develop opportunities for associate connection and engagement in the evolving workplace environment by listening to our associates and taking actions on what is most important and impactful to them.

For more information regarding our human capital management practices, see our 2021 Annual Report on Form 10-K.

29

AUDIT AND OTHER SERVICE FEES

Our Audit Committee has adopted a policy under which audit and non-audit services to be rendered by our independent registered public accounting firm are pre-approved. The pre-approval policy, which is available on our corporate and investor website at investors.designerbrands.com/governance-documents, is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm and is summarized below.

•	Delegation - The Audit Committee may delegate pre-approval authority to one or more of its independent members, provided that the member(s) to whom such authority is delegated promptly reports any pre-approval decisions to the other Audit Committee members. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

•	Audit Services - Annual audit, review, and attestation engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Any changes in the terms, conditions, or fees resulting from changes in the audit scope require the Audit Committee’s approval.

•	Audit-Related Services - Confirmation that the provision of any audit-related services, including assurance and related services reasonably related to the performance of the audit or review of financial statements, does not impair the independence of the independent registered public accounting firm.

•	Other Services - Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.

•	Tax Services - The Audit Committee believes that our independent registered public accounting firm can provide tax services to us such as tax compliance and certain tax advice without impairing its independence. In no event, however, will the independent registered public accounting firm be retained in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations or similar regulations of other applicable jurisdictions.

No services were provided by the independent public accountants during fiscal 2021 or fiscal 2020 that were approved by the Audit Committee under SEC Regulation S-X Rule 2-01(c)(7)(i)(C) (which addresses certain services considered de minimis and may be approved by the Audit Committee after such services have been performed).

The following table sets forth the aggregate fees for professional services rendered by Deloitte & Touche LLP, our independent registered public accounting firm, for each of the last two fiscal years.

	2021	2020
Audit fees	$1,730,227	$2,157,479
Audit-related fees(1)	$1,196,292	$125,000
Tax fees(2)	$18,338	$111,772
All other fees	-	-
Total	$2,944,857	$2,394,251

(1)	Audit-related fees relate to assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and issuance of comfort letters.
(2)	Tax fees relate to professional services for tax compliance and general tax advice.
30

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending January 28, 2023. Although we are not required to seek shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. In the event that shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider its appointment, but shall have no obligation to retain a new or different independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that a change is in the best interest of the Company and our shareholders.

Representatives of Deloitte are expected to be present by virtual participation at the 2022 Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.

Vote Required

Under our Code of Regulations, approval of this proposal requires the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case abstentions and broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case abstentions and broker non-votes are disregarded and have no effect on the outcome of the vote.

Your Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of our independent registered public accounting firm.

31

AUDIT COMMITTEE REPORT

Our management is responsible for our internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. Their audit is performed in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee is responsible for overseeing the conduct of these activities. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by our management and our independent registered public accounting firm.

The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, the evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee reviewed and discussed with management and Deloitte the audited financial statements for the fiscal year ended January 29, 2022. The Audit Committee reviewed and discussed with the independent registered public accounting firm its judgments as to the quality, not just acceptability, of our accounting principles and such other matters as are required to be discussed relating to the conduct of the audit under the auditing standards of the PCAOB Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on its review of the audited consolidated financial statements and discussions with management and Deloitte referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended January 29, 2022, in our Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted, Audit Committee Harvey L. Sonnenberg, Chair Elaine J. Eisenman Ekta Singh-Bushell Allan J. Tanenbaum

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

32

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the goals and objectives of our executive compensation program, including our compensation philosophy, objectives, policies, and practices with respect to our named executive officers (“NEOs”).

Our NEOs for fiscal 2021 were:

1.	Jay L. Schottenstein - Executive Chairman of the Board;

2.	Roger L. Rawlins - Chief Executive Officer and Interim President, DSW;

3.	Jared A. Poff - Executive Vice President and Chief Financial Officer;

4.	Deborah L. Ferree - Vice Chair and President, Camuto LLC; and

5.	William L. Jordan - President.

Fiscal 2021 Highlights

We are extremely proud of the performance that the Company achieved during fiscal 2021, and believe that our financial results for fiscal 2021 demonstrate the overall strength and resilience of our brand, based on our leadership’s execution of our strategic priorities.

During fiscal 2020, our Company and industry were significantly impacted by the pandemic – we saw a substantial drop in sales and a significant decline in net income. These challenging results were driven by the shutdowns of our stores in response to government mandates and the shift of customer purchases away from our historical areas of strength, such as dress, to athleisure wear.

Despite these challenges and continuing headwinds, our leadership team drove our business to great success in fiscal 2021. Our flexible business model, supported by our dedicated and hardworking associates, has allowed us to emerge from this unprecedented operating environment strongly. We are proud of our accomplishments in fiscal 2021, which included:

•	All-time fourth quarter record sales of $822.6 million and comparable sales increase of 36.9%;

•	Full year sales of $3.2 billion, representing a 43.0% increase year-over-year;

•	Full year comparable sales increase of 51.6% year over year; and

•	Full year gross profit of $1.1 billion, representing an over 240% increase year-over-year.

We were able to demonstrate resiliency and achieve this standout performance due to the steady leadership of our executive team, bolstered by support from our associates and their dedication to our Company. Because of our team’s hard work coming off of the challenges of the pandemic, the Company exited fiscal 2021 in a position of strength. Despite continuing headwinds in the operating environment, our leadership team has positioned the Company to compete in the new retail environment going forward.

As we look ahead to our strategic growth, we have organized our efforts around three pillars:

Customer	Brand	Speed

•    More than ever, our customers have a great desire for products and experiences.

•    We are adding resources to our digital, IT and analytics teams to understand precisely what they want and what can be improved to provide the best possible experience.

•    We continue to design and source some of the best brands in the industry – Crown Vintage, Kelly & Katie, Mix No. 6, Jessica Simpson, Lucky Brand and JLO Jennifer Lopez.

•    Our growth strategy is centered on establishing ourselves as a builder and grower of brands and we are seeing aggressive growth in our sales of our owned brands through our direct-to-consumer channels of DSW, Shoe Company, and Vince Camuto.

•    We are combining our brand expertise with our strong direct-to-consumer distribution through our physical footprint in North America and our digital infrastructure.

•    We are focused on developing processes to deliver products more quickly by optimizing our current infrastructure and expanding our delivery partnerships.

•    We also are working to improve collaboration through technology and processes across our organization and to gain additional efficiencies in our overall development cycle.

33

Key Elements of Executive Compensation and Changes to Compensation Program for Fiscal 2021

In fiscal 2021, we continued to face intense competitive pressure for talent within an environment that continued to be challenged by the ongoing impacts of the COVID-19 pandemic on our business and industry. We also heard the concerns raised by shareholders and other stakeholders as reflected in the results of the advisory vote on executive compensation for fiscal 2020, or “say on pay.”

Against this backdrop and our continued focus on retaining the best executives for our business, the Compensation Committee of the Board (for purposes of this CD&A, the “Committee”) approved the key elements of our executive compensation program for fiscal 2021 summarized in the chart below, which included several significant changes from fiscal 2020, including:

•	Reinstating performance share awards; and

•	Implementing changes to the terms of performance share awards granted to our NEOs to provide for “double trigger” change in control provisions.

Compensation Element	Summary of Fiscal 2021 Changes
Base Salary

•    Messrs. Schottenstein, Poff and Jordan each received modest merit-based increases, ranging from 3.0% to 4.8%, to their base salaries.

•    Mr. Rawlins received an 11.6% increase to his base salary based on merit and to better align his base salary with market practices.

Short-Term Incentive Compensation

•    In the beginning of 2021, the Committee remained cognizant of the challenges in setting performance metrics as a result of the unpredictability of the ongoing COVID-19 pandemic, including uncertainty as to seasonality for our Spring selling season, vaccine approval and acceptance, and continued shifting customer behavior. As of February 2021, FDA-approved vaccines were just becoming available in the U.S. to high-risk individuals and there was no certainty of how effective they would be or how soon they would become available to the broader population (and, once available, what vaccine acceptance levels would look like). These factors made it unclear when the market for our products would return, if at all, to pre-pandemic levels.

•    Accordingly, the Committee determined that it was appropriate to adopt two six-month incentive plans for fiscal 2021, as it did in fiscal 2020, for the following reasons:

–     In early 2021, the Committee was cognizant of the significant uncertainty of the pandemic’s ongoing impact on the Company’s business and operations and felt that setting annual incentive goals for the entire year was impractical.

–     The Committee felt that the historic impact of the Spring and Fall selling seasons on the Company’s business was a natural segue into dividing the annual performance period into two six-month periods, each of which would capture a discrete season.

Long-Term Incentive Compensation

•    For fiscal 2021, based on feedback from key stakeholders, the Committee reverted to its historical practice for long-term incentive awards by granting the NEOs a 50/50 mix of performance shares and time-based restricted stock units (“RSUs”).

•    The performance shares and RSUs were granted to the NEOs on March 23, 2021.

•    The performance shares cliff vest three years from the grant date only if the Adjusted Operating Profit performance goal is achieved.

•    The RSUs cliff vest three years from the date of grant.

•    The Committee also approved an amendment to the form of performance share agreement to provide that performance shares will vest only upon a “double trigger” change in control.

34

2021 Shareholder Engagement

Historically, we have received strong shareholder approval for our “say-on-pay” advisory vote. At the 2021 Annual Meeting of Shareholders, approximately 72% of the votes cast were in favor of our 2020 executive compensation, compared to approximately 99% at our 2020 Annual Meeting of Shareholders. During 2021, we broadened our shareholder outreach to non-affiliate shareholders whose combined ownership represents nearly 30% of outstanding Class A common shares and ultimately received feedback from non-affiliate shareholders that cumulatively owned nearly 20% of our outstanding Class A common shares. In addition, the Chair of our Compensation Committee participated in shareholder engagement during fiscal 2021.

What We Heard	What We Did	Our Reasoning
1. Committee members should engage directly with shareholders	• The Committee Chair has engaged directly with our shareholders to discuss their concerns and use their input to inform changes to our compensation plans	Direct Committee engagement with shareholders provides further opportunities to align management and shareholders’ interests and to better understand shareholder perspectives.
2. Equity awards should include both performance shares and time-based restricted stock unit awards

•     For fiscal 2021, we reintroduced performance share awards, the payment of which is linked to achievement of Adjusted Operating Profit goals.

•     Performance share awards represented 50% of each NEO’s long-term incentive opportunity for 2021.

•     The balance of our NEOs’ long-term incentive opportunity, time-based RSUs, cliff vest at the end of the three-year vesting period.

We believe that the 2021 performance share awards motivate our NEOs to drive Company growth and profitability consistent with our strategic objectives.

Additionally, the final value of restricted stock unit awards depends on the Company’s stock price at the end of the vesting period and provides significant retention value to the Company.

3. Retention awards should be granted sparingly

•     The Company has a historical practice of evaluating the need for any special equity-based awards or retention grants in the fall each year to key employees at all levels.

•     The retention award process was especially critical in fiscal 2020, given the significant long-term challenges facing the business and the importance of keeping a high-performing leadership team in place through such unprecedented times.

•     The Committee did not grant retention awards to any of the NEOs in fiscal 2021.

Tying the majority of NEO compensation to “at-risk” compensation and limiting the granting of non-performance-based cash bonuses, focuses our leaders on long-term strategy and directly aligns their compensation with the interests of our other shareholders.

Executive Corporate Governance Reinforces Our Compensation Program

Our compensation philosophy for the executive team, including our NEOs, is to attract and retain highly qualified leaders, drive performance by incentivizing our NEOs to attain short- and long-term goals, align the interests of our NEOs with those of our shareholders, and create long-term shareholder value. We continually review leading practices in corporate governance and executive compensation. As appropriate, we consider changes to our program in order to reflect and embrace best practices and remain competitive in our industry.

The following table highlights the Company’s best practices relating to our executive compensation program, and the practices in which the Company does not engage.

35

Effective Program Design
✓ We emphasize “at-risk” pay by heavily weighting variable over fixed pay, with a significant portion of NEOs’ collective fiscal 2021 target compensation considered to be “at-risk.”	☒ We don’t guarantee annual salary increases or guarantee bonuses.
✓ We require the CEO to retain meaningful stock ownership, which serves to align the CEO’s interests with those of shareholders.	☒ We don’t count pledged shares toward stock ownership guidelines.
✓ We mitigate undue risk by using caps on potential bonus payments, have a clawback policy applicable to compensation granted under our long-term incentive plan, and maintain active oversight and risk management systems to mitigate risks.	☒ We don’t set metrics that the Committee believes would create undue risk.
✓ The Committee retains an independent compensation consultant on matters surrounding executive and non-employee director pay and governance.	☒ We don’t grant stock options with an exercise price below 100% fair market value or reprice underwater stock options.
✓ We apply conservative post-employment and change-in-control provisions. NEOs are subject to the same provisions as the rest of the employee population that participates in long-term incentives.	☒ We don’t provide supplemental executive retirement plans or other retirement benefits to NEOs, other than a tax-qualified 401(k) plan available to all employees and a deferred compensation plan available to highly compensated employees.
✓ We subject all executive officers to pre-clearance requirements and restrictions relating to Company stock.	☒ We don’t permit pledging, hedging, or short-sale transactions. All executive officers, Board members, and associates are prohibited from using financial instruments designed to hedge or offset a decrease in market value of Company stock.
✓ Management and the Board regularly evaluate share utilization levels by reviewing cost and the dilutive impact of stock compensation.	☒ We don’t include favorable impact from changes in tax law or stock buybacks when determining actual performance against financial measures in incentive plans, where applicable.
✓ We provide only limited perquisites to NEOs. During fiscal 2021, perquisites were limited to security arrangements for Mr. Schottenstein.	☒ We don’t gross up taxes for perquisites or benefits, except in the case of standard relocation benefits. We don’t gross up for excise taxes upon a change-in-control.
✓ All performance shares granted in fiscal 2021 have a “double trigger” change of control provision.

Roles in Determining Compensation are Well Defined

Role of the Board of Directors and the Committee: The Committee makes all compensation decisions for our executive officers, including our CEO, the Executive Chairman of the Board, the other NEOs, and non-NEO executive officers. In fiscal 2021, the Committee did not delegate any of its authority with respect to the compensation of any NEO.

Advisory Vote on the Compensation Paid to Named Executive Officers: After multiple years of strong support, our say-on-pay proposal received approximately 72% support at our 2021 Annual Meeting of Shareholders, a marked decline from prior years. As a result, the Committee was focused on shareholder outreach and hearing from shareholders on ways we could improve our compensation programs. The table above under “2021 Shareholder Engagement” sets forth the changes that the Committee made to 2021 executive compensation based on feedback from shareholders and proxy advisory firms. The Committee will continue to evaluate our executive compensation programs, taking into account shareholder feedback.

36

Role of Executive Officers in Compensation Decisions: The Committee makes all compensation decisions for our NEOs based upon input provided by the Executive Chairman of the Board, the CEO, the independent compensation consultant to the Committee, and certain members of Company management in Human Resources, except with respect to their own compensation. The Committee exercises its discretion and modifies any recommendations that may be provided by Company management and the independent compensation consultant.

Independent Compensation Consultant: The Committee retained Korn Ferry, a global human resources consulting firm, as its independent compensation consultant for fiscal 2021. Korn Ferry provides research, market data, survey, proxy information, and design expertise in developing executive and director compensation programs. As requested by the Committee, Korn Ferry provided the Committee with market data from proprietary databases and publicly available information to consider when making compensation decisions for the NEOs. Korn Ferry also provided similar input to support compensation recommendations and decisions made for Company executives who are not NEOs. The primary Korn Ferry executive compensation consultant attended all Committee meetings in fiscal 2021 and advised the Committee on principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses for the NEOs and other executive officers. Korn Ferry reports directly to the Committee, and the Committee reserves the right to replace the independent compensation consultant or hire additional consultants or advisers at any time. Korn Ferry was paid approximately $160,000 for these services in fiscal 2021.

Management also engaged Korn Ferry for additional compensation services to the Company in fiscal 2021. The amount of these services was not material. The survey information was used by management for compensation recommendations and market practice assessment for management at all levels. In connection with the engagement of Korn Ferry, the Committee did review the services provided by Korn Ferry to management and determined that Korn Ferry was independent.

Setting Executive Compensation: Generally, the Committee targets NEO pay between the 50th and 75th percentiles of peer group data, subject to adjustment based on the Committee’s assessment of the Company’s and the NEO’s performance. The majority of executive compensation is tied to well-defined, short- and long-term business and performance goals. This pay objective reflects the fact that executives with the skills and experience that we believe are necessary to deliver contributions to drive our long-term business success and intended growth pattern command a premium in the marketplace. Variations to this pay objective may occur as dictated by the experience level of the individual and market factors.

Executive Compensation Objectives

The Committee has developed the following key executive compensation objectives in order to support our business strategy and compensation philosophy:

1.	Attract and retain highly qualified, experienced executives who can make significant contributions to our long-term business success. The Committee annually reviews the performance and succession of executive officers and is typically consulted on the need for and addition of new executive officer talent.
2.	Reward executives for achieving business goals and delivering strong performance. The Committee regularly reviews executive compensation to ensure a proper balance between fixed and variable compensation, heavily weighting at-risk compensation that is designed to incentivize and reward executives for achieving short- and long-term performance goals.
3.	Align executive incentives with shareholder value creation. In light of the highly competitive nature of our business, the Committee believes targeting above-median, long-term equity award levels is appropriate for our NEOs. Such grants strongly align the NEOs’ interests with the interests of our shareholders, as each is focused on the same result, which is to create long-term shareholder value. As a result, the Committee annually awards equity, generally in the form of performance share and RSU awards, to the NEOs.

Proxy Peer Group

The criteria used to select companies for the fiscal 2021 proxy peer group (the “Proxy Peer Group”) included:

•	Companies with annual revenue between approximately one-half and two times that of the Company;

•	Companies we compete against for business and talent;

•	Companies with a fashion orientation and/or that operate as specialty retail;

•	Retailers that operate larger square footage stores;

•	Companies with similar business complexity (multiple brands, mix of retail and wholesale, design and manufacture own brand, private label, global operations, etc.); and

•	Companies that have a track record of growth in sales and profit.

The Committee evaluated the actual pay of the NEOs with pay data drawn from proxy-disclosed pay information for the following publicly traded companies, which comprised the Proxy Peer Group:

37

Fiscal 2021 Proxy Peer Group
Abercrombie & Fitch Co. (ANF)	Deckers Outdoor Corporation (DECK)	Tapestry, Inc. (TPR)
American Eagle Outfitters, Inc. (AEO)	Express, Inc. (EXPR)	The Children’s Place, Inc. (PLCE)
Big Lots, Inc. (BIG)	Genesco, Inc. (GCO)	Ulta Beauty, Inc. (ULTA)
Caleres, Inc. (CAL)	Michaels Cos., Inc. (MIK)	Urban Outfitters, Inc. (URBN)
Carter’s, Inc. (CRI)	Skechers U.S.A., Inc. (SKX)	Wolverine World Wide, Inc. (WWW)
Chico’s FAS, Inc. (CHS)	Steve Madden, Ltd. (SHOO)

Due to its bankruptcy and reemergence as a private company, Tailored Brands, Inc. was removed from the Proxy Peer Group for fiscal 2021. Other than this change, the Proxy Peer Group remained unchanged from the 2020 proxy peer group.

For fiscal 2021, the compensation paid to the NEOs was reviewed relative to compensation paid by the Proxy Peer Group to executive officers of similar title and responsibility. By reviewing this publicly available information, as summarized for the Committee by Korn Ferry, the Committee was able to analyze the market competitive pay for each NEO position. The Committee reviews each NEO’s compensation relative to the other NEOs, taking into account each officer’s scope of responsibility, performance, and impact on our business results. In addition to the Proxy Peer Group, the Committee reviewed data from the Korn Ferry 2021 Retail Industry Total Remuneration Report, using data from key competitors, including fashion and specialty retailers. This survey provides information on all key executive jobs at major retailers and is used to supplement the Proxy Peer Group data. This provides the Committee with an understanding of the broader retail market and pay practices for jobs of similar scope and complexity in order to stay competitive in matters of both attracting talented senior executives and retaining high performing executives.

Elements of Executive Compensation

For fiscal 2021, the total compensation of our NEOs generally consisted of the following principal components:

Compensation Element	Form of Compensation	Purpose
Salary	Guaranteed Cash

•     Recognize performance of position responsibilities and individual performance.

•     Attract and retain individuals with superior talent.

•     Provide a baseline compensation level to serve as a stable, fixed component of compensation.

Annual Cash Incentive Compensation	At-Risk Cash

•     Provide “at-risk” compensation that is based on the attainment of short-term financial measures.

•     Incentivize NEOs with the opportunity to earn a significant portion of their cash compensation in the form of annual cash bonuses.

•     Reward contributions to annual operating performance and long-term business strategy.

Long-Term Equity Incentive Compensation	Performance Shares and RSUs	• Align the interest of NEOs with those of our shareholders. • Incentivize NEOs to contribute to the continued growth of our business. • Promote the maximization of shareholder value.
38

Fiscal 2021 Executive Compensation Mix

In fiscal 2021, aggregate compensation for Mr. Rawlins was approximately 15% fixed compensation (base salary) and 85% variable compensation (based on the target annual cash incentive compensation and grant date value of Mr. Rawlins’ long-term equity incentive compensation). Other NEOs’ compensation consisted of, on average, approximately 28% fixed compensation (base salary) and approximately 72% variable compensation (based on the target annual cash incentive compensation and grant date value of their long-term equity incentive compensation). The chart below reflects details of the compensation for Mr. Rawlins and the other NEOs (on average) in fiscal 2021. The Committee believes the balance was appropriate given the current focus and goals of the Company.

About Our Compensation Elements

I.     Base Salary

Base salaries are determined based on job responsibilities and individual contributions, and with reference to the market data provided by Korn Ferry. As we use base salary as a means to attract and retain our NEOs, our executive compensation program aims to pay base salaries that are competitive with those of the Proxy Peer Group, supplemented with survey data from key competitors from the Korn Ferry 2021 Retail Industry Total Remuneration Report. Accordingly, the salary opportunity for a given position is targeted to be between the 50th and 75th percentile of the market data for that position.

In the first quarter of each year, the Committee reviews and determines each NEO’s base salary. During its review, the Committee primarily considers:

•	Overall financial performance of the Company during the prior year;
•	The individual performance of the NEO during the prior year;
•	Base salary data drawn from the market data; and
•	The target total cash compensation level of the appropriate benchmark position(s) from the market data.

The Committee met with Korn Ferry and reviewed market information related to the pay of the Executive Chairman of the Board. After discussing the market information, the Executive Chairman’s role in the Company’s business and other relevant factors, the Board approved a merit-based increase of 3.3% to the Executive Chairman’s base salary in light of the Company’s performance in fiscal 2020.

Base Salary Changes for Fiscal 2021

The following table sets forth the changes to the NEOs’ base salaries during fiscal 2021:

Base Salary Changes for Fiscal 2021
Name	Fiscal 2020 Salary on last day of fiscal year	Fiscal 2021 Salary on last day of fiscal year	% Increase	Reason for Increase
Mr. Schottenstein	$900,000	$930,000	3.3%	Merit
Mr. Rawlins	$1,075,000	$1,200,000	11.6%	Merit & Market Adjustment
Mr. Poff	$525,000	$550,000	4.8%	Merit
Ms. Ferrée	$1,030,000	$1,030,000	0%	N/A
Mr. Jordan	$800,000	$824,000	3.0%	Merit
39

In early fiscal 2021, the Executive Chairman of the Board met with the Committee and reviewed the accomplishments and contributions made by the Company’s Chief Executive Officer, Mr. Rawlins. The Committee also reviewed benchmarking information provided by Korn Ferry. To align his salary more appropriately within the Proxy Peer Group, and in recognition of Mr. Rawlins’ leadership of the Company during fiscal 2020, the Committee approved an 11.6% increase to Mr. Rawlins’ base salary.

The Chief Executive Officer reviewed with the Committee the accomplishments and contributions made by each of the other NEOs under his supervision and recommended increasing the current base salaries of Messrs. Poff and Jordan. After discussing the Company’s financial performance and successful response to the ongoing COVID-19 pandemic, and the recommendations of the Executive Chairman and the Chief Executive Officer, the Committee approved the proposed increases to the base salaries of Messrs. Poff and Jordan.

II.     Performance-Based Short-Term Cash Incentive Plan

The Designer Brands Inc. 2005 Cash Incentive Compensation Plan (as amended and restated, the “ICP”) is designed to promote the achievement of annual performance goals and to focus the NEOs on the short-term objectives that we believe will ultimately contribute to the attainment of long-term business objectives and increases in shareholder value. The NEOs are generally treated the same as all other eligible associates under the ICP. Under the ICP, NEOs are eligible for annual cash incentive awards, the achievement of which is based upon well-defined, pre-established business objectives.

In light of their respective positions and responsibilities, Messrs. Schottenstein’s, Rawlins’, Poff’s, and Jordan’s ICP performance metrics and payouts are solely based on the Company’s overall performance, as opposed to a specific business segment. Ms. Ferrée, however, serves as President of Camuto Group; therefore, her ICP performance metrics and payout are also tied to the performance of the Camuto Group segment. The performance metrics and payout relevant to Ms. Ferrée are discussed below under the subsection entitled “Camuto Bonus Plan.”

The 2021 ICP – the Committee’s Rationale

In the beginning of 2021, the Committee remained cognizant of the challenges in setting performance metrics as a result of the unpredictability of the ongoing COVID-19 pandemic, including uncertainty as to seasonality for our Spring selling season, vaccine approval and acceptance, and continued shifting customer behavior. As of February 2021, FDA-approved vaccines were just becoming available in the U.S. to high-risk individuals and there was no certainty of how effective they would be or how soon they would become available to the broader population (and, once available, what vaccine acceptance levels would look like). These factors made it unclear when the market for our products would return, if at all, to pre-pandemic levels.

In light of the foregoing, the Committee determined that it was in the best interests of the Company to implement two independent six-month short-term incentive plans, with corresponding sets of performance metrics, for fiscal 2021. Specifically, the Committee determined that adopting two six-month incentive plans was appropriate for the following reasons:

•	The significant uncertainty of the pandemic’s ongoing impact on the Company’s business and operations made setting annual incentive goals for the entire year impractical; and

•	The historic impact of the Spring and Fall selling seasons on the Company’s business was a natural segue into dividing the annual performance period into two six-month periods, each of which would capture a discrete season.

Accordingly, in January 2021, the Committee approved a six-month incentive plan for the first and second quarters of fiscal 2021 (the “2021 Q1/Q2 ICP”) and in August 2021, the Committee approved a six-month incentive plan for the third and fourth quarters of fiscal 2021 (the “2021 Q3/Q4 ICP” and, together with the 2021 Q1/Q2 ICP, the “2021 ICP”). In both instances, the financial goals and strategic objectives of each plan were based on the Company’s operating budget for the first and second quarters and the third and fourth quarters, as applicable. Descriptions of the 2021 ICP follows.

The 2021 ICP – Incentive Levels

Early in fiscal 2021, the Committee established each NEO’s incentive bonus opportunity for the 2021 Q1/Q2 ICP as a percentage of his earnings during the six-month performance period and repeated this process in August 2021 to establish incentive bonus opportunities for the 2021 Q3/Q4 ICP. For continuity, the incentive levels for each NEO were identical for both 2021 ICPs.

In determining the target incentive levels for each NEO, the Committee considered the individual’s position and contribution to business performance, as well as market data and recommendations from the independent compensation consultant. For the 2021 ICPs, these levels ranged from 60% to 150% for the NEOs, as shown in the table below.

40

2021 ICP NEO Target Cash Incentive Compensation*
Name	Target Payout (as % of Salary)
Mr. Schottenstein	150%
Mr. Rawlins	150%
Mr. Poff	60%
Mr. Jordan	75%

*	As President of Camuto Group, Ms. Ferrée participates in the Camuto Bonus Plan. Please see below for a description of the performance metrics, target payouts, and actual payouts applicable to Ms. Ferrée.

In setting the threshold, target, and maximum payouts, the Committee may consider specific circumstances facing the Company during the prior year. Threshold, target and maximum payouts are based on the Company’s achievement of the performance goals at the applicable level (50%, 100%, and 200% of the target payout, respectively). We do not make payouts below the threshold level.

2021 Q1/Q2 ICP - Performance Metric

In January 2021, the Committee approved using Adjusted Operating Profit or Loss as the performance metric for the 2021 Q1/Q2 ICP. The Committee selected this performance metric as it believes that Adjusted Operating Profit or Loss provides a meaningful understanding of our core financial operating performance and is a key financial metric used by management and other stakeholders.

In setting the payout thresholds for the 2021 Q1/Q2 ICP, the Committee considered the following:

•	The Company’s reported net loss of $489 million during fiscal 2020; and

•	The significant headwinds that remained during early fiscal 2021 as a result of the ongoing impact of the pandemic.

The table below sets forth the performance ranges, corresponding payout goals, and actual performance achievement for the 2021 Q1/Q2 ICP:

2021 Q1/Q2 ICP Performance Goals and Actual Performance
	Threshold Payout	Target Payout	Maximum Payout	Actual Performance
Performance Range (Adjusted Operating Profit or Loss*)	$115M Adjusted Operating Loss	$80M Adjusted Operating Loss	$45M Adjusted Operating Loss	$87.0M Adjusted Operating Profit
Payout Level (on Six-Month Earnings)	50%	100%	200%	200%

*	The Company calculates Adjusted Operating Profit or Loss, a non-GAAP measure, by measuring GAAP reported operating profit and adjusting to exclude integration and restructuring expenses, target acquisition costs, and impairment charges, as well as to eliminate intersegment gross profit for the first and second quarters of fiscal 2021.

The 2021 Q1/Q2 ICP - Determining Payout

Achievement of the performance goal is obtained by calculating the Adjusted Operating Profit or Loss results for the first and second quarters of fiscal 2021, combined, and then determining the corresponding level of payment. Payout levels between the threshold, target, and maximum amounts are determined based on linear interpolation.

As calculated above, the Company achieved $87.0 million in Adjusted Operating Profit for the six-month performance period. While this was $167.0 million above the target amount, payout under the 2021 Q1/Q2 ICP was capped at 200% payout.

The 2021 Q1/Q2 ICP – NEO Payouts

The amounts paid to the NEOs for the 2021 Q1/Q2 ICP are reflected in the table below. Unless otherwise determined by the Committee, all associates who participate in the ICP (including the NEOs) are governed by the same plan parameters. Payments for the 2021 Q1/Q2 ICP were paid on September 10, 2021 to eligible participants, including the NEOs.

41

2021 Q1/Q2 ICP NEO Cash Incentive Plan Payouts*
Name	Payout Level Achieved	Actual Payout
Mr. Schottenstein	200%	$1,381,154
Mr. Rawlins	200%	$1,742,308
Mr. Poff	200%	$325,385
Mr. Jordan	200%	$612,462

*	As President of Camuto Group, Ms. Ferrée participates in the Camuto Bonus Plan. Please see below for a description of the performance metrics, target payouts, and actual payouts applicable to Ms. Ferrée.

The 2021 Q3/Q4 ICP - Incentive Levels

In August 2021, the Committee established incentive bonus opportunities for the 2021 Q3/Q4 ICP, with incentive bonus targets and payout opportunities consistent with the 2021 Q1/Q2 ICP described above.

The 2021 Q3/Q4 ICP - Performance Metrics

The Committee determined that performance metric for the 2021 Q3/Q4 ICP would continue to be based on Adjusted Operating Profit or Loss, at significantly more challenging levels than what the Committee set for the first six months of the fiscal year. The following table sets forth the performance goals, corresponding payout opportunities, and actual performance achievement for the 2021 Q3/Q4 ICP.

2021 Q3/Q4 ICP Performance Goals and Actual Performance
	Threshold Payout	Target Payout	Maximum Payout	Actual Performance
Performance Range (Adjusted Operating Profit or Loss*)	$54M Adjusted Operating Profit	$70M Adjusted Operating Profit	$103M Adjusted Operating Profit	$139.5M Adjusted Operating Profit
Payout Range (on Six-Month Earnings)	50%	100%	200%	200%

*	The Company calculates Adjusted Operating Profit or Loss, a non-GAAP measure, by measuring GAAP reported operating profit or loss, as applicable, and adjusting to exclude integration and restructuring expenses, target acquisition costs, impairment charges, and certain other expenses related to strategic investments for the third and fourth quarters of fiscal 2021, as well as to eliminate intersegment gross loss for the third and fourth quarters of fiscal 2021.

The 2021 Q3/Q4 ICP - Determining Payout

Achievement of the performance goal is obtained by calculating the Adjusted Operating Profit or Loss results for the third and fourth quarters of fiscal 2021, combined, and then determining the corresponding level of payment. Payout levels between the threshold, target, and maximum amounts are determined based on linear interpolation. As calculated above, the Company achieved $139.5 million in Adjusted Operating Profit for the six-month performance period. While this level of achievement exceeded the maximum goal set under the 2021 Q3/Q4 ICP, payout was capped at 200% payout.

The 2021 Q3/Q4 ICP – NEO Payouts

The amounts paid to the NEOs for the 2021 Q3/Q4 ICP are reflected in the table below. Unless otherwise determined by the Committee, all associates who participate in the ICP (including the NEOs) are governed by the same plan parameters. Payments for the 2021 Q3/Q4 ICP were paid on March 25, 2022 to eligible participants, including the NEOs.

2021 Q3/Q4 ICP NEO Cash Incentive Plan Payouts*
Name	Payout Level Achieved	Actual Payout
Mr. Schottenstein	200%	$1,395,000
Mr. Rawlins	200%	$1,800,000
Mr. Poff	200%	$330,000
Mr. Jordan	200%	$618,000
42

*	As President of Camuto Group, Ms. Ferrée participates in the Camuto Bonus Plan. Please see below for a description of the performance metrics, target payouts, and actual payouts applicable to Ms. Ferrée.

2021 ICP – Combined Payout

The cash incentive plan amounts paid to the NEOs for fiscal 2021 are reflected in the table below and in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Unless otherwise determined by the Committee, all associates who participate in the ICP (including the NEOs) are governed by the same plan parameters.

2021 ICP NEO Cash Incentive Plan Payouts*
Name	2021 Q1/Q2 ICP Payout	2021 Q3/Q4 ICP Payout	2021 ICP Total Payout
Mr. Schottenstein	$1,381,154	$1,395,000	$2,776,154
Mr. Rawlins	$1,742,308	$1,800,000	$3,542,308
Mr. Poff	$325,385	$330,000	$655,385
Mr. Jordan	$612,462	$618,000	$1,230,462

*	As President of Camuto Group, Ms. Ferrée participates in the Camuto Bonus Plan. Please see below for a description of the performance metrics, target payouts, and actual payouts applicable to Ms. Ferrée.

Camuto Bonus Plan

As discussed above, Ms. Ferrée, as President of Camuto Group, participates in the Camuto Bonus Plan. Like the 2021 ICP, the Camuto Bonus Plan consisted of two independent six-month short-term incentive plans, with corresponding sets of performance metrics, for fiscal 2021. Accordingly, in January 2021, the Committee approved a six-month incentive plan for the first and second quarters of fiscal 2021 applicable to the Camuto Group (the “2021 Q1/Q2 CBP”) and in August 2021, the Committee approved a six-month incentive plan for the third and fourth quarters of fiscal 2021 applicable to the Camuto Group (the “2021 Q3/Q4 CBP” and, together with the 2021 Q1/Q2 CBP, the “2021 CBP”). The following provides a summary of the 2021 CBP.

2021 CBP - Incentive Levels

For the 2021 CBP, the Committee maintained the same practice in setting incentive levels as it did for the 2021 ICP described above. Accordingly, the Committee approved Ms. Ferrée’s incentive level for the 2021 Q1/Q2 CBP in early fiscal 2021 and her incentive level for the 2021 Q3/Q4 CBP in August 2021, both of which were as follows:

2021 CBP NEO Target Cash Incentive Compensation
Name	Target Payout (as % of Salary)
Ms. Ferrée	125%

2021 Q1/Q2 CBP - Performance Metrics

In January 2021, the Committee approved using the following two equally-weighted performance metrics for the 2021 Q1/Q2 CBP:

•	Camuto’s controllable contribution to the Company Adjusted Operating Profit or Loss (“Camuto Adjusted Operating Profit or Loss”) (50%); and
•	Company Adjusted Operating Profit or Loss (50%).

The table below sets forth the performance ranges, corresponding payout goals, and actual performance achievement for the 2021 Q1/Q2 CBP:

43

2021 Q1/Q2 CBP Performance Goals and Actual Performance
Performance Range	Threshold Payout	Target Payout	Maximum Payout	Actual Performance	Payout as to % of Target
Camuto Adjusted Operating Loss (Weighted 50%)	$40M Camuto Adjusted Operating Loss	$30M Camuto Adjusted Operating Loss	$20M Camuto Adjusted Operating Loss	$21.8M Camuto Adjusted Operating Loss	181%
Adjusted Operating Profit or Loss* (Weighted 50%)	$115M Adjusted Operating Loss	$80M Adjusted Operating Loss	$45M Adjusted Operating Loss	$87.0M Adjusted Operating Profit	200%
Payout Level (on Six-Month Earnings)	50%	100%	200%	190.5%

*	The Company calculates Adjusted Operating Profit or Loss, a non-GAAP measure, by measuring GAAP reported operating profit and adjusting to exclude integration and restructuring expenses, target acquisition costs, and impairment charges, as well as to eliminate intersegment gross profit for the first and second quarters of fiscal 2021.

2021 Q1/Q2 CBP – Payout

The amount paid to Ms. Ferrée for the 2021 Q1/Q2 CBP is reflected in the table below. Payments for the 2021 Q1/Q2 CBP were paid on September 10, 2021 to eligible participants, including Ms. Ferrée.

2021 Q1/Q2 CBP NEO Cash Incentive Plan Payouts
Name	Payout Level Achieved	Actual Payout
Ms. Ferrée	190.5%	$1,226,344

2021 Q3/Q4 CBP - Performance Metrics

The Committee determined that performance metrics for the 2021 Q3/Q4 CBP would continue to be based on:

•	Camuto Adjusted Operating Profit or Loss (50%); and

•	Company Adjusted Operating Profit or Loss (50%).

The table below sets forth the performance ranges, corresponding payout goals, and actual performance achievement for the 2021 Q3/Q4 CBP:

2021 Q3/Q4 CBP Performance Goals and Actual Performance
Performance Range	Threshold Payout	Target Payout	Maximum Payout	Actual Performance	Payout as to % of Target
Camuto Adjusted Operating Loss (Weighted 50%)	$16M Camuto Adjusted Operating Loss	$13M Camuto Adjusted Operating Loss	$8M Camuto Adjusted Operating Loss	$3.3M Camuto Adjusted Operating Loss	200%
Adjusted Operating Profit or Loss* (Weighted 50%)	$54M Adjusted Operating Profit	$70M Adjusted Operating Profit	$103M Adjusted Operating Profit	$139.5M Adjusted Operating Profit	200%
Payout Level (on Six-Month Earnings)	50%	100%	200%	200%

*	Adjusted Operating Profit or Loss, a non-GAAP measure, means the reported operating profit adjusted to exclude integration and restructuring expenses, target acquisition costs, impairment charges, and certain other expenses related to strategic investments for the third and fourth quarters of fiscal 2021, as well as to eliminate intersegment gross loss for the third and fourth quarters of fiscal 2021.
44

2021 Q3/Q4 CBP – Payout

The amount paid to Ms. Ferrée for the 2021 Q3/Q4 CBP is reflected in the table below. Payments for the 2021 Q3/Q4 CBP were paid on March 25, 2022 to eligible participants, including Ms. Ferrée.

2021 Q3/Q4 CBP NEO Cash Incentive Plan Payouts
Name	Payout Level Achieved	Actual Payout
Ms. Ferrée	200%	$1,287,500

2021 CBP – Combined Payout

The cash incentive plan amounts paid to Ms. Ferrée for fiscal 2021 are reflected in the table below and in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

2021 CBP NEO Cash Incentive Plan Payouts
Name	2021 Q1/Q2 CBP Payout	2021 Q3/Q4 CBP Payout	2021 CBP Total Payout
Ms. Ferrée	$1,226,344	$1,287,500	$2,513,844

Camuto Group Leadership

In recognition of her accomplishments as President of Camuto Group, in addition to Vice Chair, during fiscal 2021, including the revitalization of the Vince Camuto brand, the relaunch of JLO Jennifer Lopez, improvement to product design and quality, and overall effectiveness of the Camuto leadership team, the Committee awarded Ms. Ferrée a cash bonus of $300,000, which is reflected in the Bonus column of the Summary Compensation Table.

III. Long-Term Equity Incentive Compensation

We believe that our executive officers are in a position to make substantial contributions to the long-term success of the Company and should have a significant portion of compensation tied to that success. Long-term compensation creates a pay-for-performance culture that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executive officers with those of our shareholders. Ultimately, this promotes the retention of our executive officers and creates the potential to maximize shareholder value. Our long-term incentive compensation utilized the following types of award grants to achieve these goals, with each award weighted equally (i.e., 50%):

•	Performance shares; and
•	Service-based RSUs.

Fiscal 2021 Long-Term Equity Incentive Awards

In determining the value of annual long-term equity incentive grants, the Committee’s overall objective is consistent with our executive compensation philosophy to target the total grant value between the 50th and 75th percentile of the Proxy Peer Group long-term incentive awards. Accordingly, in determining the grant date value for the fiscal 2021 long-term incentive awards, the Committee considered market data from Proxy Peer Group companies provided by Korn Ferry, as well as performance and retention concerns for each NEO. The Committee believes the fiscal 2021 long-term incentive awards provide an appropriate incentive to the leadership team to focus on long-term shareholder value creation and, at the same time, provide the Company with the retention value necessary in a competitive labor market. The fiscal 2021 performance share and RSU awards were granted in March 2021 as part of the annual performance review process and were made under the Designer Brands Inc. 2014 Long-Term Incentive Plan (as amended and restated, the “LTI Plan”), which was first approved by shareholders in 2014 and amended and restated in 2020.

The information below reflects the annual long-term incentive awards granted to the NEOs in fiscal 2021, which represented an equal split between performance shares and time-based RSUs.

45

Fiscal 2021 Annual Equity Grants (1)(2)(3)(4)
Name	# of Performance Shares Granted (at Target)	# of RSUs Granted	Total Shares Granted
Mr. Schottenstein	65,020	65,020	130,040
Mr. Rawlins	162,550	162,550	325,100
Mr. Poff	19,505	19,505	39,010
Ms. Ferrée	91,028	91,028	182,056
Mr. Jordan	34,135	34,135	68,270

(1)	The annual equity awards were granted on March 23, 2021 and based on a grant date fair value of $15.38.
(2)	The performance shares and RSUs reported in the table above do not include dividend equivalent units earned in fiscal 2021.
(3)	Performance shares vest 100% on the third anniversary of the grant date, subject to the achievement of the threshold performance goal during the one-year performance period.
(4)	RSUs vest 100% on the third anniversary of the grant date.

Performance Shares

Performance shares reward NEOs in proportion to the Company’s financial performance, based on the Company’s Adjusted Operating Profit during the one-year performance period, and are further linked to the Company’s long-term performance due to a cliff vesting feature that extends vesting of the underlying shares for two years beyond the conclusion of the performance period. Performance shares vest 100% on the third anniversary of the grant date if the one-year threshold performance has been achieved; if the performance goal is not met, the performance shares are forfeited in their entirety.

In the first 90 days of the fiscal year, the Committee establishes the minimum, target, and maximum levels of performance used to determine the potential number of shares earned, as shown in the table below. The 2021 performance shares were granted on March 23, 2021 and based on a grant date fair value of $15.38.

For fiscal 2021, the Committee selected Adjusted Operating Profit, as the performance metric as it believes that this metric provides a meaningful understanding of our core financial operating performance and is a key financial metric used by management and other stakeholders.

The following table shows the target performance goals, corresponding payout opportunities, and actual performance results for fiscal 2021 performance share awards.

Fiscal 2021 Performance Share Plan
	Minimum	Target	Maximum	Actual Results
One-Year Adjusted Operating Profit (1)	$98 million	$120 million	$152 million	$214.2 million
Payout Range (as % of Target)	50%	100%	150%	150%

(1)	The Company calculates Adjusted Operating Profit, a non-GAAP measure, by measuring GAAP reported operating profit and adjusting to exclude integration and restructuring expenses, target acquisition costs, impairment charges, and the elimination of intersegment gross profit for fiscal 2021.

Based on the above, NEOs earned 150% of their target performance share grant, as follows:

46

Fiscal 2021 Performance Shares Earned
Name	# of Performance Shares Earned (150% of Target)
Mr. Schottenstein	97,530
Mr. Rawlins	243,825
Mr. Poff	29,258
Ms. Ferrée	136,542
Mr. Jordan	51,203

Restricted Stock Units (RSUs)

RSUs provide retention value because they generally vest 100% at the end of three years from the grant date. Since the stock unit value is tied directly to the market value of the Company’s common stock, and not exclusively to an increase in the market value of the Company’s common stock, they provide retention value even when the stock price is stable or declining.

Vesting of Fiscal 2018 Awards

In fiscal 2018, the Committee granted long-term equity incentive awards to the NEOs that consisted of performance shares and time-based RSUs granted to Messrs. Schottenstein, Rawlins, Poff, and Jordan and Ms. Ferrée. As disclosed in the Company’s 2019 proxy statement, the performance shares awards vested based on a maximum payout percentage following the end of fiscal 2018 and remained subject to time-based vesting requirements that lapsed in early fiscal 2021. See the Fiscal Year 2021 Stock Vested Table for more information about the vesting of the performance shares and RSUs during fiscal 2021.

Benefits and Other Compensation Elements

401(k) Plan

The Company sponsors a tax-qualified 401(k) plan (the “401(k) Plan”), in which all eligible associates, including the NEOs, can participate. Under the 401(k) Plan, participants are able to contribute up to 50% of their total eligible cash compensation (including base salary and annual cash incentive compensation) on a pre-tax or after-tax basis up to the limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”). The maximum allowable per participant deferral in 2021 under the Code was $19,500 ($26,000 if at least age 50). The Company provides a 100% match on the first 3% contributed by a participant and an additional 50% match on the next 2% contributed by a participant. All matching contributions are 100% vested. Matching contributions are not made by the Company until participants have completed at least six months of service with the Company. In light of the matching contribution for participants, and under § 401(a)(17) of the Code, the maximum allowable per participant annual company matching contribution in 2021 was $11,600. Participants can choose to invest their account balances in an array of investment alternatives (some of which are target date funds) as selected by plan fiduciaries. The Company’s stock fund is not among the investment alternatives available to plan participants. The 401(k) Plan allows multiple distribution options of all vested balances after termination of service. However, loans and in-service distributions under certain circumstances, such as a hardship, attainment of age 59-1/2, or a disability, are permitted for participants who are still active with the Company.

Nonqualified Deferred Compensation Plan

The Company sponsors a nonqualified retirement plan (the “Nonqualified Plan”), in which a select group of management and other highly-compensated associates, including NEOs, may participate. The Company does not provide a company matching contribution in the Nonqualified Plan. In fiscal 2021, none of the NEOs participated in the Nonqualified Plan.

Under the Nonqualified Plan, eligible associates may contribute up to 80% of their base salary and 90% of their monthly and/or annual bonus on a pre-tax basis. Deferral elections are made annually related to future compensation, in compliance with §409A of the Code. Participating associates who also participate in the 401(k) Plan may earn a 401(k) make-up contribution if their contributions to the Nonqualified Plan reduce the matching contributions they receive in the 401(k) Plan. In order to maintain the Nonqualified Plan’s tax-deferred status, Nonqualified Plan assets are subject to the claims of the Company’s creditors. Participants choose to invest their account in an array of investment alternatives that generally mirror the investment alternatives under the 401(k) Plan. The Nonqualified Plan allows for in-service distributions in a lump sum. The Nonqualified Plan also allows for retirement distributions which are permitted as a lump sum in three (3), five (5), or ten (10) annual installments. Distribution elections are made when deferral elections are made in compliance with § 409A of the Code.

Termination and Change in Control Arrangements

The currently employed NEOs (other than Mr. Schottenstein) have employment agreements that entitle them to receive certain benefits and payments if their employment terminates in specified separation scenarios. All of the currently employed NEOs (and all participants in the LTI Plan) are entitled to certain payments or benefits upon a change in control, including potential acceleration of the vesting of

47

outstanding equity awards pursuant to the LTI Plan. These arrangements are described under the Potential Payments upon Termination and Change in Control section. The employment agreements do not include specific amounts of salary, bonus opportunities, or equity-based compensation for future years.

Other Benefits and Perquisites

Our NEOs receive a limited amount of other benefits as part of a competitive compensation package. These benefits include, as discussed above, a Company matching contribution under our 401(k) Plan, which is available to all employee participants. We provide our Executive Chairman with certain security services through the Company. Additionally, from time to time, we have paid for relocation costs. No relocation costs were paid to any NEO in fiscal 2021. In the aggregate, these other benefits constitute only a small percentage of each NEO’s total compensation.

Executive Compensation Governance

Equity Grant Practices

Under the LTI Plan, the Committee approves all equity awards and has not delegated to management the authority to approve equity awards. The Chair of the Committee has authority to approve equity awards in situations where it is not practical to bring the Committee together for such a purpose.

The Committee has a longstanding methodology to determine the grant date on which annual equity awards would be granted to eligible associates. The Committee determined that the annual equity grant date would be the seventh calendar day following the Company’s fiscal year-end earnings release. The Committee also reviews and considers approval of off-cycle equity awards recommended by management. These off-cycle equity awards reflect commitments made by the Company, subject to approval by the Committee, and are for current associates (generally in the case of promotion or retention), new hires who have already become employees of the Company, or prospective hires who have agreed to a start date with the Company. The grant date for current associates, and for new hires who have already become employees of the Company, is the date set by the Committee. The grant date for prospective hires is generally their future start date. Additionally, the Committee does not coordinate equity grants so that they are made before announcement of favorable information or after announcement of unfavorable information.

Stock Ownership Guidelines

The Company has implemented a stock ownership guideline for the CEO. Under this guideline, Mr. Rawlins is encouraged to hold shares of the Company’s stock with a value at least equal to one (1) times his annual base salary, to be achieved within three years of becoming CEO. Counting only directly-owned, fully-vested shares, Mr. Rawlins owned shares representing more than six times the ownership guideline as of April 1, 2022.

Clawback Recoupment Policy

The LTI Plan includes a compensation recoupment, or “clawback,” provision that allows the Company to recover payment relating to awards granted under the LTI Plan in certain circumstances, including if a participant engages in fraudulent conduct or activities relating to the Company or a participant knew or should have known of such conduct or activities. Additionally, the LTI Plan gives the Committee the authority to recoup certain compensation in the event that the Company restates its financial statements and, as a result of such restatement, the amount of compensation that would have been paid or payable pursuant to an award granted under the LTI Plan would have been lower had the financial results been properly reported. This policy is in addition to any requirements that might be imposed pursuant to applicable law.

Tax Considerations

§ 162(m) of the Code generally limits deductibility of compensation that a publicly traded company pays to certain “covered employees,” up to $1 million per year. Covered employees for this purpose include the Company’s Chief Executive Officer, Chief Financial Officer, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. While the Committee considers tax consequences to the Company as a factor when it makes compensation determinations, the Committee reserves discretion to award compensation that is not fully deductible under Code § 162(m) if the Committee believes that such compensation will best attract, retain, and reward executives and contribute to our business objectives.

48

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted, Compensation Committee Elaine J. Eisenman, Chair Peter S. Cobb Joanna T. Lau Joanne Zaiac

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

49

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes compensation earned by each of the NEOs during fiscal 2021, fiscal 2020, and fiscal 2019.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation($)(4)	All Other Compensation ($)(5)	Total ($)
Jay L. Schottenstein Executive Chairman of the Board	2021	925,385	-	2,000,015	2,776,154	209,918	5,911,472
	2020	844,615	-	4,608,330	1,143,731	174,620	6,771,296
	2019	888,308	-	2,000,050	168,750	217,802	3,274,910
Roger L. Rawlins Chief Executive Officer	2021	1,180,769	-	5,000,038	3,542,308	12,315	9,735,430
	2020	1,008,846	-	9,695,004	1,366,123	11,730	12,081,703
	2019	1,075,000	-	5,999,932	201,563	11,985	7,288,480
Jared A. Poff Executive Vice President, Chief Financial Officer	2021	546,154	-	599,974	655,385	12,007	1,813,520
	2020	492,692	-	1,334,655	320,245	11,924	2,159,516
	2019	525,000	-	749,909	47,250	11,335	1,333,494
Deborah L. Ferrée Vice Chair	2021	1,030,000	300,000	2,800,021	2,513,844	11,930	6,655,795
	2020	966,615	-	4,052,000	1,308,937	11,730	6,339,282
	2019	1,030,000	-	2,799,983	193,125	11,530	4,034,638
William L. Jordan President	2021	820,308	-	1,049,993	1,230,462	12,004	3,112,767
	2020	750,769	-	2,252,014	609,990	11,730	3,624,503
	2019	800,000	-	1,000,025	90,000	11,776	1,901,801

(1)	This amount reflects base salary paid to each NEO for the applicable fiscal year.
(2)	The amount in this column reflects a cash recognition bonus paid to Ms. Ferrée in recognition of her accomplishments as President of Camuto Group during the Company’s fiscal year 2021.
(3)	This column represents the grant date fair value of time-based RSU and performance shares granted in each fiscal year in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codifications Topic 718 (“ASC 718”). The amounts reflected are based upon the aggregate grant date fair value of RSUs and PSs, computed in accordance with SEC rules and FASB Topic 718, which awards were granted on March 23, 2021 and do not necessarily correspond to the actual economic value that may be received by the NEOs. For additional information on the valuation assumptions, refer to Note 5 of Designer Brands Inc.’s financial statements in the Form 10-K for the year ended January 29, 2022, as filed with the SEC on March 21, 2022 (the “Form 10-K”). See the Grants of Plan-Based Awards Table for additional information on equity awards made in fiscal 2021.
(4)	This column represents the dollar amount awarded to each NEO pursuant to our ICP for fiscal 2021, 2020 and 2019. The incentive amount awarded for fiscal 2021 reflects a 200% payout (190.5% payout for Ms. Ferrée), based on a six-month performance period and six months of earnings under the 2021 Q1/Q2 ICP (2021 Q1/Q2 CBP for Ms. Ferrée) and a 200% payout, based on a six-month performance period and six months of earnings under the 2021 Q3/Q4 ICP (2021 Q3/Q4 CBP for Ms. Ferrée). See the CD&A section above and the Grants of Plan-Based Awards Table below for additional information on the 2021 Q1/Q2 ICP, the 2021 Q3/Q4 ICP, the 2021 Q1/Q2 CBP, and the 2021 Q3/Q4 CBP.
(5)	The following table sets forth detail about the amounts reported for fiscal 2021 in the “All Other Compensation” column of the Summary Compensation Table above:

Name	Security(a) ($)	401(k) Matching Contributions(b)(c) ($)	Life Insurance Premium ($)	Total ($)
Jay L. Schottenstein	209,588	-	330	209,918
Roger L. Rawlins	-	11,985	330	12,315
Jared A. Poff	-	11,677	330	12,007
Deborah L. Ferrée	-	11,600	330	11,930
William L. Jordan	-	11,674	330	12,004

(a)	Amount represents the aggregate incremental cost to the Company of security arrangements in addition to those provided during working days and for business travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit.
(b)	Amounts represent the 401(k) company match contributions made during the fiscal year ended January 29, 2022. All contributions, were less than or equal to the Internal Revenue Code’s maximum contribution limit for the calendar year ended December 31, 2021.
50

(c)	Mr. Schottenstein is not a participant in the Designer Brands Inc. 401(k) Plan.

FISCAL YEAR 2021 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Unit (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jay L. Schottenstein	1/31/2021	345,288	690,577	1,381,154
	8/1/2021	348,750	697,500	1,395,000
	3/23/2021				32,510	65,020	97,530	65,020	2,000,015

Roger L. Rawlins	1/31/2021	435,577	871,154	1,742,308
	8/1/2021	450,000	900,000	1,800,000
	3/23/2021				81,275	162,550	243,825	162,550	5,000,038

Jared A. Poff	1/31/2021	81,346	162,692	325,385
	8/1/2021	82,500	165,000	330,000
	3/23/2021				9,753	19,505	29,258	19,505	599,974

Deborah L Ferrée	1/31/2021	321,875	643,750	1,287,500
	8/1/2021	321,875	643,750	1,287,500
	3/23/2021				45,514	91,028	136,542	91,028	2,800,021

William L. Jordan	1/31/2021	153,115	306,231	612,462
	8/1/2021	154,500	309,000	618,000
	3/23/2021				17,068	34,135	51,203	34,135	1,049,993

(1)	These columns represent possible payouts for fiscal 2021 under the 2021 Q1/Q2 ICP and the 2021 Q3/Q4 ICP (2021 Q1/Q2 CBP and 2021 Q3/Q4 CBP for Ms. Ferrée), as applicable, which awards were granted on January 31, 2021 and August 1, 2021, respectively. See the CD&A for a discussion of the performance-based criteria applicable for these awards and the Summary Compensation Table for the actual amounts paid for fiscal 2021.
(2)	Detailed in these columns are the number of shares underlying the performance shares granted on the dates indicated in the “Grant Date” column, excluding dividend equivalent units. These columns reflect the range of shares that may be potentially earned based on the Company’s achievement of the performance goals established for fiscal 2021. The threshold represents the minimum number of shares that could be awarded if the performance goal is achieved at the threshold level. The target represents the number of shares that could be awarded upon 100% achievement of the performance goal, and the maximum represents the maximum number of shares that could be awarded if the performance goal is achieved at the maximum level. Fiscal 2021 performance was attained at 150% achievement based on the Company’s performance at fiscal year end and the performance shares remain subject to time-based vesting. Performance shares granted in fiscal 2021 will vest in full on the third anniversary of the grant date of March 23, 2021, as the underlying one-year performance condition was achieved.
(3)	Detailed in this column is the number of shares underlying the time-based RSUs granted on the dates indicated in the “Grant Date” column, excluding dividend equivalent units. Generally, units will be credited with the same dividend that would be issued if the unit was a Designer Brands Inc. Class A Common Share. The amounts associated with the dividend equivalent units will not be distributed unless and until the stock unit award is settled. However, no dividends were paid in 2021. RSUs granted in fiscal 2021 will vest 100% on the third anniversary of the grant date of March 23, 2021.
(4)	Amounts reported in the “Grant Date Fair Value of Stock Options and Awards” column represent the grant date fair value of equity awards granted during fiscal 2021. For additional information on the valuation assumptions, refer to Note 5 in the Form 10-K.
51

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021

The following table provides information regarding outstanding equity awards held as of January 29, 2022 by each of the NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Unit of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jay L. Schottenstein	49,446		N/A	26.66	3/27/2022
	43,470		N/A	31.68	3/26/2023
	38,270		N/A	35.55	3/25/2024
	95,690		N/A	37.50	3/24/2025
	63,105		N/A	23.21	12/15/2025	817,995 (4)	10,462,156
	106,340		N/A	27.00	3/22/2026
	143,976	35,994 (3)	N/A	19.02	3/21/2027

Roger L. Rawlins	8,756		N/A	26.66	3/27/2022
	13,580		N/A	31.68	3/26/2023
	14,350		N/A	35.55	3/25/2024
	25,900		N/A	31.26	10/28/2024
	42,380		N/A	37.50	3/24/2025	1,864,441 (5)	23,846,200
	118,320		N/A	23.21	12/15/2025
	232,612	58,153 (2)	N/A	21.16	1/31/2027

Jared A. Poff	8,545		N/A	37.50	3/24/2025
	10,845		N/A	23.21	12/15/2025	242,420 (6)	3,100,552
	9,875		N/A	27.00	3/22/2026
	30,852	7,713 (3)	N/A	19.02	3/21/2027
Deborah L. Ferrée	95,804		N/A	26.66	3/27/2022
	66,648		N/A	31.68	3/26/2023
	79,725		N/A	35.55	3/25/2024
	191,385		N/A	37.50	3/24/2025	857,689 (7)	10,969,842
	212,680		N/A	27.00	3/22/2026
	287,948	71,987 (3)	N/A	19.02	3/21/2027

William L. Jordan	19,984		N/A	26.66	3/27/2022
	18,110		N/A	31.68	3/26/2023
	18,335		N/A	35.55	3/25/2024
	25,900		N/A	31.26	10/28/2024
	50,580		N/A	37.50	3/24/2025
	19,720		N/A	23.21	12/15/2025	406,002 (8)	5,192,766
	56,210		N/A	27.00	3/22/2026
	14,540		N/A	21.16	1/31/2027
	79,700	19,925 (3)	N/A	19.02	3/21/2027

(1)	Represents the closing share price of the Company’s Class A common shares on the last day of the fiscal year ($12.79) multiplied by the number of shares not yet vested or earned.
(2)	The remaining options vested January 31, 2022.
(3)	The remaining options will vest on March 21, 2022.
52

(4)	Performance share awards vest on March 26, 2022 (27,433) and March 23, 2024 (65,020). RSUs vest on March 26, 2022 (48,987), March 24, 2023 (299,034), September 8, 2022 (104,167), September 8, 2023 (208,334), and March 23, 2024 (65,020).
(5)	Performance share awards vest on March 26, 2022 (82,295) and March 23, 2024 (162,550). RSUs vest on March 26, 2022 (146,957), March 24, 2023 (747,589), September 8, 2022 (187,500), September 8, 2023 (375,000), and March 23, 2024 (162,550).
(6)	Performance share awards vest on March 26, 2022 (10,286) and March 23, 2024 (19,505). RSUs vest on March 26, 2022 (18,367), March 24, 2023 (74,757), September 8, 2022 (33,333), September 8, 2023 (66,667), and March 23, 2024 (19,505).
(7)	Performance share awards vest on March 26, 2022 (38,404) and March 23, 2024 (91.028). RSUs vest on March 26, 2022 (68,580), March 24, 2023 (418,649), September 8, 2022 (50,000), September 8, 2023 (100,000), and March 23, 2024 (91.028).
(8)	Performance share awards vest on March 26, 2022 (13,717) and March 23, 2024 (34,135). RSUs vest on March 26, 2022 (24,495), March 24, 2023 (149,520), September 8, 2022 (50,000), September 8, 2023 (100,000), and March 23, 2024 (34,135).
53

FISCAL YEAR 2021 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the exercise of stock options and vesting of restricted stock units and performance-based stock units during the year ended January 29, 2022 for the NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)
Jay L. Schottenstein	193,818	2,846,471
Roger L. Rawlins	443,640	6,676,885
Jared A. Poff	55,743	807,962
Deborah L. Ferrée	229,299	3,599,711
William L. Jordan	142,999	2,185,254

(1)	Reflects vesting of (i) performance share awards upon completion of both the (a) one-year performance period and (b) three-year time-based vesting period upon achievement of the related performance goal and (ii) time-based RSU awards upon completion of the three-year vesting period. Amounts represent the number of shares for stock awards that vested on applicable vesting dates, prior to the withholding of shares to satisfy taxes, and inclusive of dividend equivalent units that accrued during the performance period.
(2)	The amounts shown in the Value Realized on Vesting column are calculated based on the closing market price of the Company’s Class A common stock on the trading days before the dates that the awards vested.
54

FISCAL YEAR 2021 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive Contributions in Last FY ($)(1)	Designer Brands Inc. Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jay L. Schottenstein	Designer Brands Inc. Nonqualified Deferred Compensation Plan	-	-	-	-	-
Roger L. Rawlins	Designer Brands Inc. Nonqualified Deferred Compensation Plan	-	-	3,153	-	108,043
Jared A. Poff	Designer Brands Inc. Nonqualified Deferred Compensation Plan	-	-	2,069	-	284,925
Deborah L. Ferrée	Designer Brands Inc. Nonqualified Deferred Compensation Plan	-	-	-	-	-
William L. Jordan	Designer Brands Inc. Nonqualified Deferred Compensation Plan	-	-	-	-	-

(1)	Amounts eligible to be deferred into the Nonqualified Deferred Compensation Plan are described in more detail in the CD&A section above. Mr. Rawlins and Mr. Poff did not participate in the Nonqualified Deferred Compensation Plan in fiscal 2021, but do have an account balance from previous participation. Contributions reflected in these columns were reported as compensation in the Summary Compensation Table for each year in which the respective executive was an NEO.
(2)	Aggregate earnings in the last fiscal year are not reflected in the fiscal 2021 Summary Compensation Table because the earnings were neither preferential nor above-market. See the “Nonqualified Deferred Compensation Plan” subsection of the CD&A for a further description of the applicable plan.
55

Potential Payments Upon Termination and Change in Control

Employment Agreements with Named Executive Officers

Mr. Rawlins, Mr. Poff, Ms. Ferrée, and Mr. Jordan have employment agreements with the Company that provide for payments and benefits following termination of their employment without “cause.” The agreement with Ms. Ferrée also includes payments and benefits if she terminates employment for “good reason.” Mr. Jay Schottenstein does not have an employment agreement with us.

Generally, pursuant to the NEOs employment agreements (other than Mr. Schottenstein, who does not have an employment agreement), if the Company involuntarily terminates the NEO’s employment without “cause,” and in the case for Ms. Ferrée, if she terminates her employment for “good reason,” each NEO (other than Mr. Schottenstein) is entitled to receive the following:

(i)	salary continuation for a 12-month period (18 months in the case of Mr. Rawlins) based on the executive’s salary as of the date of termination;

(ii)	a pro-rata share of any annual cash incentive bonus (or, in the case of Mr. Rawlins, 1.5 times his annual cash incentive bonus) paid for performance in the fiscal year in which the termination occurs;

(iii)	one year (18 months in the case of Mr. Rawlins) of accelerated vesting with respect to outstanding stock options, time-based restricted stock units and performance shares; and

(iv)	reimbursement for the cost of maintaining continuing health coverage under COBRA for a period of no more than 12 months following the date of termination (18 months in the case of Ms. Ferrée and Mr. Rawlins), less the amount the executive is expected to pay as a regular employee premium for such coverage.

Also, pursuant to the ICP if employment terminates as a result of death or disability, the NEO is entitled to receive a pro-rata share of any annual cash incentive bonus paid for performance in the fiscal year in which the termination occurs, but only if the performance criteria applicable to that performance period are met at the end of that performance period.

Each NEO’s employment agreement also contains confidentiality and non-disparagement provisions effective through the term of their agreement, a non-competition provision effective through the longer of one year following termination of employment or the period of any salary continuation (or, in the case of Mr. Rawlins, 18 months), and a non-solicitation provision effective through the longer of two years following termination of employment or the period of any salary continuation. Under these employment agreements, an NEO’s receipt of benefits is conditioned on their compliance with the above provisions. In addition, as a part of their employment agreements, NEOs are required to execute a release of any claims against the company the NEO may have related to their employment.

Equity Plans

Currently, the Company has two equity incentive plans in place under which awards are outstanding: the 2005 Designer Brands Inc. Equity Plan (the “2005 Equity Plan”) and the LTI Plan, which was approved by shareholders at the 2020 Annual Meeting of Shareholders. Pursuant to our 2005 Equity Plan and any applicable award agreement executed in accordance therewith and applicable award agreements executed in accordance with the LTI Plan, prior to January 1, 2018, termination by reason of death, disability or retirement (defined as termination after reaching age 65 and completing at least five years of employment) entitles each NEO to receive accelerated vesting with respect to all equity awards that are not vested as of the date of termination. For awards granted on or after January 1, 2018, there is no automatic right to full vesting of awards upon a participant’s retirement under the LTI Plan.

The LTI Plan provides for accelerated vesting of equity awards granted thereunder upon certain qualifying employment terminations following a change in control.

In the event of a change in control (as defined in the LTI Plan) and to the extent that outstanding awards are not assumed by a successor entity or replaced with a replacement award: (i) all options and stock appreciation rights will immediately vest and become exercisable; (ii) the restrictions on all shares of restricted stock will lapse and all RSUs will vest immediately; and (iii) all performance awards will immediately vest and be considered earned and paid in full “at target” as if the applicable performance goal had been achieved.

Additionally, the Compensation Committee may provide in the applicable award agreement, that if, within two years of a change in control, a plan participant is involuntarily terminated by the Company for reasons other than cause, or good reason, then (i), (ii), and (iii) above shall occur. The Compensation Committee, as constituted before a change in control, may also provide for the cancellation of an award for an amount of cash equal to the difference between the exercise price and the then fair market value of the shares of Class A common stock had such award been currently exercisable, make any adjustment deemed appropriate to reflect the change in control, or cause an outstanding award to be assumed by the successor entity after the change in control.

Quantitative Information Upon a Change in Control

The estimated value of the benefits described above are presented in the following table and are calculated as if the respective termination or change in control event occurred on January 29, 2022 and our stock price was $12.79, the closing market price of our Class A

56

Common Shares on January 28, 2022, the last trading day of fiscal 2021 in case of termination and, as applicable, $14.82 in the case of change in control based on the calculation methodology specified in our 2005 Equity Plan. The salary continuation amounts below are based on each NEO’s salary as of the end of fiscal 2021. The actual amounts to be paid will only be determinable at the time of actual payment.

57

FISCAL 2021 POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

	Value of Accelerated Equity Awards ($)
Named Executive Officer	Involuntary Termination Without Cause or Voluntary Termination for Good Reason (1)	Involuntary Termination Because of Death or Disability(2)	Voluntary Termination Because of Retirement (3)	Involuntary Termination due to Change in Control(4)
Jay L. Schottenstein
Salary Continuation	-	-	-	-
Cash Incentive(6)	-	1,395,000	-	1,395,000
Benefit Continuation	-	-	-	-
Accelerate Vesting of Equity	-	10,462,156	-	10,462,156
Total	-	11,857,156	-	11,857,156
Roger L. Rawlins
Salary Continuation(5)	1,800,000	-	-	-
Cash Incentive(6)	2,700,000	1,800,000	-	1,800,000
Benefit Continuation(7)	22,706	-	-	-
Accelerate Vesting of Equity	14,891,921	23,846,200	-	23,846,200
Total	19,414,627	25,646,200	-	25,646,200
Jared A. Poff
Salary Continuation(5)	550,000	-	-	-
Cash Incentive(6)	330,000	330,000	-	330,000
Benefit Continuation(7)	15,137	-	-	-
Accelerate Vesting of Equity	792,801	3,100,552	-	3,100,552
Total	1,687,938	3,430,552	-	3,430,552
Deborah L. Ferrée
Salary Continuation(5)	1,030,000	-	-	-
Cash Incentive(6)	1,287,500	1,287,500	-	1,287,500
Benefit Continuation(7)	7,602	-	-	-
Accelerate Vesting of Equity	1,368,325	10,969,842	-	10,969,842
Total	3,693,427	12,257,342	-	12,257,342
William L. Jordan
Salary Continuation(5)	824,000	-	-	-
Cash Incentive(6)	618,000	618,000	-	618,000
Benefit Continuation(7)	-	-	-	-
Accelerate Vesting of Equity	1,128,231	5,192,766	-	5,192,766
Total	2,570,231	5,810,766	-	5,810,766

(1)	The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options, restricted stock units and performance shares that otherwise would have vested during the one year following the NEO’s date of termination.
(2)	The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options, restricted stock units, and performance shares that would vest immediately upon the NEO’s date of death or disability.
(3)	The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of all unvested stock options, restricted stock units and performance shares that would vest immediately upon the NEO’s date of voluntary retirement under the terms of the applicable award agreement.
(4)	The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of all unvested stock options, restricted stock units and performance shares that would vest immediately upon the change in control date based on the change in control price, which is represented by the highest closing stock price within 30 days of the fiscal year end only for awards granted under the 2005 Equity Plan. For all other awards, the amount represents the value of the unvested awards using the closing stock price on the last day of the fiscal year.
(5)	The amount reported reflects the continued payment of base salary for a period of 12 months at the rate in effect on the NEO’s date of termination (or, in the case of Mr. Rawlins, 18 months).
(6)	The amount reported for “Involuntary Termination Without Cause” reflects the pro-rata share of each NEO’s cash incentive bonus at target (and in the case of Mr. Rawlins, 1.5 times his cash incentive bonus at target). The amount reported for “Involuntary Termination Due to Death or Disability” and “Involuntary Termination Due to Change in Control” reflects the pro-rata share of each NEO’s annual cash incentive bonus at target, and assumes the applicable performance criteria has been
58

achieved as of the end of the performance period. The amounts shown represent target awards under the 2021 Q1/Q2 ICP and the 2021 Q3/Q4 ICP (2021 Q1/Q2 CBP and 2021 Q3/Q4 CBP for Ms. Ferrée); for additional information regarding the 2021 Q1/Q2 ICP, the 2021 Q3/Q4 ICP, the 2021 Q1/Q2 CBP, and the 2021 Q3/Q4 CBP see the “Performance-Based Short-Term Cash Incentive Plan” subsection of the CD&A.

(7)	The amount reported reflects the cost of maintaining health care coverage for a period of 12 months (or, in the case of Mr. Rawlins and Ms. Ferrée, 18 months) at the coverage level in effect as of the NEO’s date of termination. The cost of maintaining health care coverage is calculated as the difference between (i) the Company’s cost of providing the benefits and (ii) the amount the NEO paid for such benefits as of the NEO’s date of termination.
59

CEO Pay Ratio

We are providing the following disclosure related to our Chief Executive Officer’s compensation as compared to the compensation of all of our employees, other than our Chief Executive Officer, pursuant to Item 402(u) of Regulation S-K, as adopted by the SEC. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Our median employee is a part-time sales associate in one of our DSW stores, who worked, on average, approximately 23 hours per week. Due to the significant changes in our associate population, we have selected a new median employee.

The median employee was determined using a consistently applied compensation measure. The method used to identify the median employee was to first rank-order all employees (including full-time, part-time, seasonal, and temporary, but excluding the Chief Executive Officer) employed as of January 29, 2022, based on total earnings, and then to select the middle employee. Total earnings included all wages reported to the IRS and Canadian Revenue Agency as taxable wages. For the purposes of the disclosure, we converted the compensation elements paid to our employees in Canada from Canadian dollars to U.S. dollars using the Bank of Canada’s fiscal year 2021 average exchange rate of 0.80. No other adjustments were made to the total earnings.

In identifying the median employee using the method described above, we excluded approximately 28 employees in Brazil and approximately 181 employees in China because these employees represent less than 5% of our workforce, as permitted under the de minimis exemption to the SEC rules.

Mr. Rawlins had a 2021 annual total compensation of $9,735,429, as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for fiscal 2021 determined on the same basis was $12,543. As a result, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee of the Company was approximately 776:1.

Compensation Committee Review of the Relation of Compensation Design to Risk

The Compensation Committee has reviewed the design and operation of our compensation policies and practices, including incentive compensation arrangements for our NEOs. The Compensation Committee has determined that the Company’s compensation policies and practices do not encourage our employees to take unnecessary or inappropriate risks that could reasonably be expected to materially threaten our value. Several factors contributed to this assessment, including the following:

•	The Compensation Committee reviews the quality of our earnings prior to approving incentive payments;

•	We provide a significant percentage of compensation based on performance, which is in turn based on short and long term incentives that require sustained value creation over several years to earn target incentives;

•	For cash incentive payments made under our ICP, the Compensation Committee provides a maximum payout of typically 200% of target;

•	We use the same financial metric, historically adjusted operating profit, to determine short-term incentive payouts for all bonus eligible associates; and

•	Certain payments to our NEOs are subject to recovery if we restate a financial statement due to material noncompliance with any financial reporting requirement under the securities laws and such noncompliance is a result of misconduct.

On the basis of its review of our executive compensation programs, the Compensation Committee concluded that the risks of these compensation programs are mitigated and are not reasonably likely to have a material adverse effect on Designer Brands Inc. Accordingly, no material adjustments were made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees.

60

COMPENSATION OF DIRECTORS

Our Compensation Committee reviews director compensation and makes recommendations to our Board regarding director compensation.

Our current director compensation policies provide that each non-employee director will receive:

Annual Cash Retainer	$ 75,000
Annual Equity Retainer	$140,000
Audit Committee Member Retainer(1)	$ 20,000
Compensation Committee Member Retainer(1)	$ 15,000
Nominating and Corporate Governance Committee Member Retainer(1)	$ 15,000
Technology Committee Member Retainer(1)	$ 15,000
Audit Committee Chair Retainer(2)	$ 35,000
Compensation Committee Chair Retainer(2)	$ 30,000
Nominating and Corporate Governance Committee Chair Retainer(2)	$ 25,000
Technology Committee Chair Retainer(2)	$ 25,000

(1)	Additional annual retainer for committee service for each committee on which such director serves (provided that the committee chairs do not receive such additional retainer).
(2)	The chairs of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Technology Committee each receive an additional $35,000, $25,000, $30,000, and $25,000 respectively in cash or stock (as they may elect) per year, respectively.

The annual retainers are paid as follows:

•	The annual cash retainer and the additional annual retainer for committee service are payable in quarterly installments on the last day of each fiscal quarter; and

•	The annual equity retainer is granted on the date of each annual meeting of the shareholders for the purpose of electing directors, determined by dividing the amount of the retainer by the per-share market value of our Class A Common Shares on the grant date.

Directors do not receive any additional compensation for attending Board meetings or Board committee meetings. All members of our Board are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board and its committees. Non-management directors may elect to have any of the cash portion of their compensation paid in the form of stock units in lieu of cash. Employee directors do not receive any additional consideration for their service on the Board.

Nonqualified Plan

Board members may participate in the Nonqualified Plan and in connection with such participation may contribute up to 100% of the annual cash retainer paid by Designer Brands Inc. (as described in more detail in the Fiscal Year 2021 Director Compensation table). Deferral elections are made annually related to future compensation, in compliance with §409A of the Code. In order to maintain the Nonqualified Plan’s tax-deferred status, Nonqualified Plan assets are subject to the claims of creditors of Designer Brands Inc. Participants choose to invest their account in an array of investment alternatives that generally mirror the investment alternatives under the 401(k) Plan. The Nonqualified Plan allows for in-service distributions in a lump sum. The Nonqualified Plan also allows for retirement distributions which are permitted as a lump sum in three (3), five (5), or ten (10) annual installments. Distribution elections are made when deferral elections are made in compliance with Internal Revenue Code §409A.

Equity Compensation

Stock units issued to a director are fully vested on the date of grant. Beginning in calendar year 2012, the director may elect to have the stock units settled (i) 30 days following the grant date, (ii) on a specified future date more than 30 days following the grant date, (iii) when the director leaves the Board (for any reason), or (iv) annual installments following the end of service to the Board. Stock units are settled in Designer Brands Inc. Class A Common Shares.

Directors have no voting rights in respect to the stock units, but they will have the power to vote the Designer Brands Inc. Class A Common Shares received upon settlement of the award. In general, directors have equivalent rights to receive dividends paid on Designer Brands Inc. Class A Common Shares. Each director is “credited” with the same dividend that would be issued if the stock unit was a Designer Brands Inc. Class A Common Share. The amounts associated with the dividend equivalent rights will not be distributed until the director’s stock unit award is settled.

61

Director Stock Ownership Guidelines

Board members have an ownership guideline of five times their annual cash retainer (excluding committee fees) to be achieved within five years of joining the Board. The following forms of equity interests count towards the stock ownership requirement: (i) shares purchased on the open market; (ii) shares obtained through stock option exercise; (iii) shares held as deferred stock units; (iv) shares held in benefit plans; (v) shares held in trust for the economic benefit of the director, his or her spouse, or his or her dependent children; (vi) shares owned jointly or separately by the director’s spouse or dependent children; and (vii) unvested restricted stock units. Unexercised stock options do not count. As of the last day of fiscal 2021, all Board members have either met the ownership guidelines or are still within the five-year compliance time frame.

FISCAL YEAR 2021 DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board in fiscal 2021.

Name	Fees Earned or Paid In Cash(1)	Stock Awards(2)	Total
Peter S. Cobb	$130,000	$140,000	$270,000
Elaine J. Eisenman	$125,000	$140,000	$265,000
Joanna T. Lau	$130,000	$140,000	$270,000
Joseph A. Schottenstein(4)	$ 75,000	$140,000	$215,000
Ekta Singh-Bushell(3)	$110,000	$140,000	$250,000
Harvey L. Sonnenberg	$125,000	$140,000	$265,000
Allan J. Tanenbaum	$110,000	$140,000	$250,000
Joanne Zaiac	$105,000	$140,000	$245,000

(1)	This amount reflects the board fees paid to the director for the fiscal year.
(2)	Each non-employee director was granted stock units on May 27, 2021. The amounts reported in the “Stock Awards” column represent the full grant date fair value for financial statement reporting purposes, as provided by ASC 718 (determined by the closing price of Company Class A common stock on the date of grant). Messrs. Joseph Schottenstein and Sonnenberg, and Mses. Lau and Zaiac, elected to have the shares distributed within 30 days of the grant date. The remaining directors have elected to settle the units upon leaving the Board.
(3)	For calendar year 2021, Ms. Singh-Bushell elected to defer her retainers into the Nonqualified Plan. The aggregate deferred compensation earnings in the fiscal year are not reflected in the above table because the earnings were neither preferential nor above-market. The amount is reflected in the “Fees Earned or Paid in Cash” column. The provisions of the Nonqualified Plan are described above in the section entitled Nonqualified Plan.
(4)	Beginning in the first quarter of fiscal 2013, Mr. Joseph Schottenstein elected to receive payment of all fees in the form of stock awards and continued this election in fiscal 2021. The value of the awards is reflected in the “Fees Earned or Paid in Cash” column. The total number of shares granted were 5,198. The quarterly number of shares granted was based on the closing stock price on the day of grant rounded to the nearest whole share.

As of January 29, 2022, the current directors held the following number of stock units:

Name	Number of Stock Units Outstanding as of January 29, 2022(1)
Peter S. Cobb	53,838
Elaine J. Eisenman	126,233
Joanna T. Lau	106,289
Joseph A. Schottenstein	109,618
Ekta Singh-Bushell	42,535
Harvey L. Sonnenberg	69,432
Allan J. Tanenbaum	146,862
Joanne Zaiac	47,721

_____________________________

(1)	Amounts listed include accumulated dividend equivalent units.
62

PROPOSAL 3 - ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

At the Company’s 2017 Annual Meeting of Shareholders, pursuant to Section 14A of the Exchange Act, our shareholders held an advisory “say-on-frequency” vote regarding the frequency with which the advisory “say-on-pay” vote on executive compensation should be held. The shareholders voted to hold the “say-on-pay” vote each year, and consistent with that vote, the Board resolved to hold the advisory vote each year. The next vote on the frequency of the “say-on-pay” vote will be held in 2023.

At the 2021 Annual Meeting of Shareholders, approximately 72% of the votes cast on the advisory “say-on-pay” vote on executive compensation were voted in favor of the proposal, a significant decrease from the nearly 99% “say-on-pay” result at the 2020 Annual Meeting of Shareholders. In response, the Compensation Committee engaged in extensive shareholder outreach and implemented changes to our executive compensation programs during 2021. See the “2021 Shareholder Engagement” subsection of the CD&A for additional information pertaining to these changes.

In accordance with Section 14A of the Exchange Act, the Company asks that you indicate your approval of the compensation paid to our NEOs as described in this Proxy Statement in the CD&A, compensation tables, and narratives included elsewhere in this Proxy Statement.

Because your vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

For the reasons discussed in this Proxy Statement, the Board recommends that shareholders vote to approve the following resolution:

“RESOLVED, that the 2021 compensation of the Named Executive Officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, is approved.”

Vote Required

Under our Code of Regulations, approval of this proposal requires the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case abstentions and broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case abstentions and broker non-votes are disregarded and have no effect on the outcome of the vote.

Your Board of Directors unanimously recommends a vote “FOR” the approval of the resolution relating to the compensation of our Named Executive Officers.

63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Review of Related Party Transactions

Our Board has adopted a written related party transaction policy, which provides that our Audit Committee will review and approve potential related party transactions, arrangements, or relationships involving us and a related person, as described below. A copy of the related party transaction policy can be found at our corporate and investor website at investors.designerbrands.com/governance-documents and is available in print (without charge) to any shareholder upon request. The related party transaction policy provides for the review, approval or ratification of any “related person transaction” that we are required to report under SEC rules and regulations.

For purposes of this policy, a “related person transaction” is any transaction, or a series of similar transactions, which is currently proposed or has been in effect at any time since the beginning of the last fiscal year, in which the Company or any of its subsidiaries, was, or is proposed to be, a participant, and in which any of the following persons (each, a “related person”) has or will have a direct or indirect material interest:

(1)	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, director nominee, or executive officer of the Company;

(2)	a shareholder of the Company who owns more than five percent (5%) of any class of the Company’s voting securities;

(3)	a member of the immediate family of any person described in (1) or (2) above; and

(4)	an entity in which any person described in (1), (2), or (3) above has a greater than ten percent (10%) equity interest.

In determining whether to approve a related person transaction, the Audit Committee considers the following factors, to the extent relevant:

•	Is the transaction in the normal course of the Company’s business?

•	Are the terms of the transaction fair to the Company?

•	Are the terms of the transaction commercially reasonable? Are the terms of the transaction substantially the same as the terms that the Company would be able to obtain in an arm’s-length transaction with an unrelated third party?

•	Has the Company obtained an independent appraisal or completed a financial analysis of the transaction? If so, what are the results of such appraisal or analysis?

•	Is the transaction in the best interests of the Company and the Company’s shareholders?

•	Would the transaction impair a director’s independence in the event that the related person is an independent director?

Based on an analysis of these factors (and other additional factors that the Audit Committee may deem relevant based on the circumstances), the Audit Committee takes formal action to either approve or reject the related person transaction.

Schottenstein Stores Corporation and Affiliates

General

As of March 14, 2022, Jay L. Schottenstein, the Executive Chairman of Designer Brands Inc., beneficially owned approximately 14,414,170 Designer Brands Inc. Class A Common Shares and approximately 7,720,154 Designer Brands Inc. Class B Common Shares. Mr. Schottenstein serves as chairman of Schottenstein Stores Corporation (“SSC”) and other affiliated entities of SSC. For fiscal 2021, we paid approximately $14.1 million in total fees, rents, and expenses to SSC and its affiliates.

In the ordinary course of business, we have entered into a number of agreements with SSC and its affiliates relating to our business and our relationship with these companies, the material terms of which are described below. We believe that each of the agreements entered into with these entities is on terms at least as favorable to us as could be obtained in an arm’s-length transaction with an unaffiliated third party. In the event that we desire to enter into any agreements with SSC or any of our directors, officers, or other affiliates in the future, in accordance with Ohio law, any contract, action, or other transaction between or affecting us and one of our directors or officers or between or affecting us and any entity in which one or more of our directors or officers is a director, trustee, or officer or has a financial or personal interest, will either (i) be approved by the shareholders, a majority of the disinterested members of our Board of Directors, or a committee of our Board of Directors that authorizes such contracts, action or other transactions or (ii) be fair to us as of the time our directors, a committee of our directors, or our shareholders approve the contract, action or transaction. In addition, any transactions with directors, officers or other affiliates will be subject to requirements of the Sarbanes-Oxley Act and other SEC rules and regulations, as well as to our written related party transaction policy described above.

Management Agreement

On November 1, 2012, we entered into a management agreement (the “Management Agreement”) with Schottenstein Property Group, LLC (“SPG”), an affiliate of SSC, pursuant to which SPG provides management, operation, repair, maintenance, replacement, and supervision services with respect to Designer Brands Inc.’s corporate headquarters and Columbus distribution center. SPG previously

64

managed the properties prior to Designer Brands Inc.’s purchase on November 1, 2012. As compensation, the Company pays SPG 4% of rents collected from lessees of certain portions of the properties, plus reimbursement for certain costs pursuant to the Management Agreement. Under this agreement, we incurred approximately $0.2 million of expense for fiscal 2021. Mr. Joseph Schottenstein, a member of the Board, is an executive officer of SPG.

Leases and Subleases

Fulfillment Center. In fiscal 2007, we entered into a lease for a fulfillment center for dsw.com adjacent to our existing home office in Columbus, Ohio, and this agreement was amended in fiscal 2016. The landlord is an affiliate of SSC. Under the amended lease, the term expires in September 2022 and has two renewal options with terms of five years each. Under this agreement, we incurred approximately $3.3 million of expense for fiscal 2021 (includes rent, real estate taxes, insurance, and common area maintenance (“CAM”).

Utilities. In connection with our lease for the fulfillment center (described above), we incurred approximately $0.9 million of expense related to the payment of utilities to the landlord in fiscal 2021. The landlord of this facility is an affiliate of SSC.

DSW stores. As of January 29, 2022, we leased or subleased 16 DSW stores from affiliates of SSC. We incurred approximately $6.9 million of rent and approximately $1.5 million of other expense (real estate taxes, maintenance, and insurance) related to these leases for fiscal 2021. In addition to these charges, for each lease, we also pay percentage rent equal to approximately 2% annually of gross sales that exceed specified breakpoints that increase as the minimum rent increases. These leases have terms expiring between September 2022 and November 2029 and generally have two or three renewal options of five years each.

Agreement for Media Services

We receive media services for our stores from Retail Entertainment Design (“RED”), an affiliate of SSC. The agreement provides for media services such as digital music, video services, and other related services. For fiscal 2021, we paid approximately $0.6 million to RED.

Consulting/Professional Services Agreement

We receive consulting/professional services from Charles Spicer, Inc., an affiliate of SSC. The consulting/professional services include, among other things, strategic planning, financial matters, risk analysis and management, mergers, acquisitions, business development, and general corporate, operational, and organizational matters. For fiscal 2021, we paid approximately $0.3 million to Charles Spicer, Inc.

Corporate Services Agreement with SSC

We receive services from SSC pursuant to a Corporate Services Agreement between us and SSC. The agreement sets forth the costs of shared services, including specified legal, travel expense, and administrative services. For fiscal 2021, our allocated portion of the amount we paid to SSC was approximately $0.5 million.

Registration Rights Agreements

We entered into a registration rights agreement with SSC and its affiliated companies, under which we agreed to register in specified circumstances the Class A Common Shares that they hold. Under this agreement, SSC (together with transferees of at least 15% of its interest in registrable Designer Brands Inc. Common Shares) may request up to three demand registrations. The agreement will also grant SSC the right to include these Class A Common Shares in an unlimited number of other registrations of any of our securities initiated by us or on behalf of our other shareholders (other than a demand registration made under the agreement).

Provisions of Our Articles Governing Corporate Opportunities and Related Party Transactions

SSC is engaged in the same or similar activities or lines of business as we are and has interests in the same areas of corporate opportunities. Summarized below are provisions in our Articles that govern conflicts, corporate opportunities, and related party transactions.

Conflicts / Competition. SSC and its affiliates have the right to engage in the same businesses as we do, to do business with our suppliers and customers, and to employ any of our officers or employees.

Corporate Opportunities. In the event that SSC or any director or officer of SSC who is also one of our directors or officers learns about a potential transaction or business opportunity which we are financially able to undertake, which is in our line of business, which is of practical advantage to us and in which we have an interest or a reasonable expectancy, but which may also be appropriate for SSC, our Articles provide:

•	If SSC learns about a corporate opportunity, it does not have to tell us about it and it is not a breach of any fiduciary duty for it to pursue such corporate opportunity for itself or to direct it elsewhere.

•	If one of our directors or officers who is also a director or officer of SSC learns about a corporate opportunity, he or she shall not be liable to us or to our shareholders if SSC pursues the corporate opportunity for itself, directs it elsewhere, or does not communicate information about the opportunity to us, if such director or officer acts in a manner consistent with the following policy:
65

•	If the corporate opportunity is offered to one of our officers who is also a director but not an officer of SSC, the corporate opportunity belongs to us unless it was expressly offered to the officer in writing solely in his or her capacity as a director of SSC, in which case it belongs to SSC.

•	If the corporate opportunity is offered to one of our directors who is not an officer of Designer Brands Inc., and who is also a director or officer of SSC, the corporate opportunity belongs to us only if it was expressly offered to the director in writing solely in his or her capacity as our director.

•	If the corporate opportunity is offered to one of our officers, whether or not such person is also a director, who is also an officer of SSC, it belongs to us only if it is expressly offered to the officer in writing solely in his or her capacity as our officer or director.

Related Party Transactions. We may, from time to time, enter into contracts or otherwise transact business with SSC, our directors, directors of SSC, or organizations in which any of such directors has a financial interest. Such contracts and transactions are permitted if:

•	the relationship or interest is disclosed or is known to the Board or the committee approving the contract or transaction, and the Board or committee, in good faith reasonably justified by the facts, authorizes the contract or transaction by the affirmative vote of a majority of the directors who are not interested in the contract or transaction;

•	the relationship or interest is disclosed or is known to the shareholders, and the shareholders approve the contract or transaction by the affirmative vote of the holders of a majority of the voting power of the Company held by persons not interested in the contract or transaction; or

•	the contract or transaction is fair at the time it is authorized or approved by the Board, a committee of the Board, or the shareholders.
66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information with respect to the only persons known to us to own beneficially more than five percent of our outstanding Class A or Class B Common Shares as of March 14, 2022, unless as otherwise specified:

	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned		Percentage of Combined Voting Power of All Classes of Common Shares
Name and Address of Beneficial Owner	Class A	Class B (1)	Class A	Class B
Jay L. Schottenstein
4300 East Fifth Avenue
Columbus, OH 43219	14,414,170 (2)	7,720,154 (2)	19.6%	99.8%	53.6%
Schottenstein RVI, LLC
4300 East Fifth Avenue
Columbus, OH 43219	7,928,117 (2)	7,298,593 (2)	10.8%	94.4%	46.3%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	10,185,495 (3)	—	15.6%	—	8.0%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	6,759,936 (4)	—	10.4%	—	5.3%
William Blair Investment Management, LLC
150 North Riverside Plaza
Chicago, IL 60606	3,773,718 (5)	—	5.8%	—	3.0%

(1)	Each Class B Common Share of Designer Brands Inc. is exchangeable into one Class A Common Share.
(2)	Mr. Schottenstein beneficially owns 14,414,170 Class A Common Shares of Designer Brands Inc. in the aggregate. This includes (i) 26,100 Class A Common Shares held by the Jerome Schottenstein Fund A Revocable Trust, of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose of such shares; (ii) 689,453 shares held by the Jay Schottenstein Revocable Trust 2009, of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose of such shares; (iii) 63,754 shares held by the Lori Schottenstein 1984 Subchapter S Trust, of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose of such shares; (iv) 56,814 shares held by the Saul Schottenstein Subchapter S Trust #4, of which Mr. Schottenstein is trustee and has sole power to vote and dispose of such shares; (v) 40,000 shares held by the Geraldine Schottenstein Trust UAD 07/01/1998 Amended & Restated 08/14/2008, of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose of such shares; (vi) 236,528 Class A Common Shares held by Schottenstein SEI, LLC (SSEI) (Mr. Schottenstein is manager of SSEI); (vii) 1,273,099 shares held by Schottenstein Realty, LLC, of which Mr. Schottenstein is a member by virtue of various family trusts, a director, Chairman and Chief Executive Officer and has shared power to vote and dispose of such shares; (viii) 576,291 Class A Common Shares that Mr. Schottenstein has a right to purchase within 60 days of March 14, 2022; (ix) 76,420 Class A Common Shares that Mr. Schottenstein will acquire on vesting of restricted stock units within 60 days of March 14, 2022; (x) 629,524 Class A Common Shares held by Schottenstein RVI, LLC (Schottenstein RVI) (Mr. Schottenstein is manager of Schottenstein RVI); (xi) 1,161,436 Class A Common Shares held by Ann S. Deshe, Susan S. Diamond, their spouses, and certain of their lineal descendants and affiliates (the Deshe/Diamond Affiliates), of which Mr. Schottenstein has sole voting power with respect to such shares, pursuant to a share exchange agreement with the Deshe/Diamond Affiliates and other parties thereto (the Deshe/Diamond Share Exchange); and (xii) 1,864,597 Class A Common shares held by Jubilee Limited Partnership of which Mr. Schottenstein acts as trustee of trusts that hold the shares of the general partner of Jubilee Limited Partners and has sole power to vote dispose of such shares.

Also included in the aggregate number of Class A Common Shares that Mr. Schottenstein beneficially owns are the following Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time: (i) 71,905 Class B Common Shares held by the Jay Schottenstein Revocable Trust 2009; (ii) 349,656 Class B Common Shares held by SSEI; and (iii) 7,298,593 Class B Common Shares held by Schottenstein RVI.

67

(3)	Based solely upon information contained in Amendment No. 1 to Schedule 13G filed with the SEC on January 28, 2022, as of December 31, 2021, BlackRock, Inc. has sole voting power over 9,956,117 shares, shared voting power over 0 shares, sole dispositive power over 10,185,495 shares, and shared dispositive power over 0 shares.
(4)	Based solely upon information contained in Amendment No. 13 to Schedule 13G filed with the SEC on March 9, 2022, as of February 28, 2022, The Vanguard Group, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting power over 0 shares, shared voting power over 135,099 shares, sole dispositive power over 6,574,989 shares, and shared dispositive power over 184,947 shares.
(5)	Based solely upon information contained in the Schedule 13G filed with the SEC on February 10, 2022, as of December 31, 2021, William Blair Investment Management, LLC has sole voting power over 2,432,558 shares, shared voting power over 0 shares, sole dispositive power over 3,773,718 shares, and shared dispositive power over 0 shares.

The information with respect to beneficial ownership is based upon information furnished by the shareholder or information contained in filings made with the SEC.

Security Ownership of Management and Directors

The following table sets forth, as of March 14, 2022, information with respect to our Class A and Class B Common Shares owned beneficially by each director and named executive officer individually, and by all directors and executive officers as a group:

	Number of Shares Beneficially Owned(1)(2)		Percentage of Shares Beneficially Owned(3)		Percentage of Combined Voting Power of All Classes of Common Shares
Name	Class A	Class B	Class A	Class B
Peter S. Cobb	53,838	—	*	—	*
Elaine J. Eisenman	126,233	—	*	—	*
Deborah L. Ferrée	1,304,355	—	2.0%	—	1.0%
William L. Jordan	485,644	—	*	—	*
Joanna T. Lau	106,289	—	*	—	*
Jared A. Poff	182,238	—	*	—	*
Roger L. Rawlins	1,140,681	—	1.7%	—	*
Jay L. Schottenstein(4)	14,414,170	7,720,154	19.6%	99.8%	53.6%
Joseph A. Schottenstein(5)	1,413,767	—	2.2%	—	1.1%
Ekta Singh-Bushell	42,535	—	*	—	*
Harvey L. Sonnenberg	69,432	—	*	—	*
Allan J. Tanenbaum(6)	186,059	—	*	—	*
Joanne Zaiac	47,721	—	*	—	*
All directors and executive officers as a group (15 persons)**	18,489,839	7,720,154	24.1%	99.8%	55.5%

*	Represents less than 1% of outstanding Common Shares.

**	Includes shares held by Mary Turner and James S. Weinberg who are not named in the table.

(1)	Each Class B Common Share of Designer Brands Inc. is exchangeable into one Class A Common Share.
(2)	Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed. The table includes the following number of Class A Common Shares as to which the named person has the right to acquire beneficial ownership upon the options exercisable and restricted stock units vesting within 60 days of March 14, 2022, and upon the payment of vested deferred share units on a one-for-one basis upon retirement from the Board within 60 days of March 14, 2022.
68

Beneficial Owner	Stock Options Exercisable within 60 days of March 14, 2022	Share Units Vesting within 60 days of March 14, 2022
Peter S. Cobb	—	53,838
Elaine J. Eisenman	—	110,664
Deborah L. Ferrée	1,006,177	107,344
William L. Jordan	323,004	38,212
Joanna T. Lau	—	48,813
Jared A. Poff	65,118	28,653
Roger L. Rawlins	514,051	229,252
Jay L. Schottenstein	576,291	76,420
Joseph A. Schottenstein	—	—
Ekta Singh-Bushell	—	42,535
Harvey L. Sonnenberg	—	59,135
Allan J. Tanenbaum	—	146,862
Joanne Zaiac	—	5,440
All directors and executive officers as a group (15 persons)**	2,582,096	977,372

(3)	The percentage is based upon 65,284,396 Class A Common Shares and 7,732,743 Class B Common Shares outstanding on March 14, 2022, plus the number of shares a person has the right to acquire within 60 days of March 14, 2022.
(4)	Please see footnote (2) to the table above under “Security Ownership of Certain Beneficial Owners” for additional information about Mr. Schottenstein’s beneficial ownership.
(5)	Includes 1,273,099 shares held by Schottenstein Realty, LLC, of which Mr. Schottenstein is an Executive Vice President and has shared power to vote and dispose of such shares, and 31,050 shares held by various family trusts of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose of such shares.
(6)	Mr. Tanenbaum pledged 27,746 shares as security for a line of credit in fiscal 2016.

The foregoing information with respect to beneficial ownership is based upon information furnished by each director or executive officer, or information contained in filings made with the SEC.

Equity Compensation Plan Information

The following table sets forth additional information, as of January 29, 2022, about our Class A Common Shares that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants and other rights.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)(3)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	10,211,614	26.09	8,620,555

Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	10,211,614	$ 26.09	8,620,555

N/A - Not applicable

69

(1)	DSW Inc. 2005 Equity Incentive Plan, as amended and restated in 2021.
(2)	Includes 2,940,661 shares issuable pursuant to the exercise of outstanding stock options, 6,058,745 shares issuable pursuant to restricted stock units, 743,455 shares issuable pursuant to performance-based restricted stock units and 468,753 shares issuable pursuant to director stock units. Since the restricted stock units, performance-based restricted stock units and director stock units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).
(3)	Designer Brands Inc. 2014 Equity Incentive Plan, as amended and restated.
70

VIRTUAL MEETING INFORMATION

Attending the Virtual 2022 Annual Meeting

Due to concerns relating to the COVID-19 outbreak, and for the safety of our shareholders and employees, the 2022 Annual Meeting will be a virtual-only meeting conducted exclusively by live audio cast. There will not be a physical location for our 2022 Annual Meeting, and you will not be able to attend in person. We believe that the virtual platform provides greater shareholder participation, as shareholders can virtually attend the 2022 Annual Meeting regardless of their physical location.

To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/DBI2022 and enter the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Accordingly, only authenticated shareholders who owned shares of our common stock as of the close of business on March 25, 2022 will be able to participate in the 2022 Annual Meeting. You may begin to log into the meeting platform beginning at 10:45 a.m. Eastern Time on Thursday, May 19, 2022. The meeting audio cast will begin promptly at 11:00 a.m. Eastern Time on May 19, 2022.

The virtual meeting platform is fully supported across browsers running the most updated version of applicable software and plug-ins. Please ensure that you have a strong Wi-Fi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to log-in, allow ample time for the check-in procedures, and ensure you can hear the streaming audio before the meeting starts. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website (see “Other Important Information” for additional details).

Shareholders will be able to submit questions online during the 2022 Annual Meeting, and our CEO or General Counsel will answer shareholder questions during the live Q&A session. To ensure the meeting is conducted in a manner that is fair to all shareholders, the chair of the meeting may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the 2022 Annual Meeting, subject to time constraints. However, we reserve the rights to exclude questions that are not pertinent to meeting matters or to edit profanity or other inappropriate language. Questions regarding personal matters or matters not relevant to meeting matters will not be answered. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting. By virtually attending the 2022 Annual Meeting, shareholders agree to abide by the agenda and procedures for the 2022 Annual Meeting.

Voting at the Virtual 2022 Annual Meeting

You may vote online during the virtual 2022 Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/DBI2022. Please have your Notice, proxy card, or voting instruction form available when you access the virtual meeting website.

We encourage shareholders to vote before the 2022 Annual Meeting. Most shareholders have a choice of voting before the 2022 Annual Meeting by proxy over the Internet, by telephone, or by using a traditional proxy card or voting instruction form. Refer to the Notice or your proxy card or voting instruction form to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded.

Other Important Information

Although the live audio cast is available only to Designer Brands Inc.’s shareholders as of the record date, a replay of the meeting will be made available on our website after the meeting and will remain available for approximately 30 days following the meeting. If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 10:45 a.m. Eastern Time and until the meeting has finished.

71

OTHER MATTERS

Shareholder Director Nominees

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), provided that the recommendation is submitted in writing, between February 18, 2023 and March 20, 2023, to Designer Brands Inc., 810 DSW Drive, Columbus, Ohio 43219, Attention: Corporate Secretary. If the date of the 2023 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2022 Annual Meeting, or in the case of a special meeting of shareholders, nominations for director must be received by our Corporate Secretary within seven days after we mail or otherwise provide public notice of the meeting.

Each such submission must include:

As to the nominee:

•	name, age, business address, and residence address;

•	principal occupation or employment;

•	the class and number of Designer Brands Inc. shares beneficially owned; and
72

•	any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As to the shareholder giving the notice:

•	name and record address;

•	the class and number of Designer Brands Inc. shares beneficially owned;

•	a representation that the shareholder is a holder of record of shares of Designer Brands Inc. entitled to vote at such meeting;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

•	a description of all arrangements or understandings between the shareholder and such nominee, and any other persons, pursuant to which the nomination or nominations are to be made by the shareholder.

Such notice shall be accompanied by a consent signed by the nominee evidencing a willingness to serve as a director, if nominated and elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the Company’s proxy materials distributed to shareholders prior to the 2023 Annual Meeting, a shareholder proposal in compliance with Rule 14a-8 under the Exchange Act must be received by Designer Brands Inc. no later than December 6, 2022. Written requests for inclusion should be addressed to: Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals Other Than Pursuant to Rule 14a-8

In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Corporate Secretary at the above address by February 19, 2023.

Universal Proxy Rules

To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023.

Shareholder Communications to the Board of Directors

Shareholders and interested parties may communicate with the Board or individual directors (including the non-management or independent directors as a group) directly by writing to the directors in care of our Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219, in an envelope clearly marked “shareholder communication.” Such communications will be provided promptly and, if requested, confidentially to the respective directors.

General Information

A copy of the Form 10-K for the fiscal year ended January 29, 2022, as filed with the SEC, will be sent to any shareholder without charge upon written request, addressed to the Investor Relations Department, 810 DSW Drive, Columbus, Ohio 43219.

Management is not aware of any other business being properly brought before the 2022 Annual Meeting. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the form of proxy to vote such proxy in accordance with their best judgment on such matters.

It is important that proxies be returned promptly. Therefore, whether or not you expect to virtually attend the 2022 Annual Meeting, you are urged to complete and submit your proxy.

Householding

Shareholders who share the same last name and address will receive one package containing a separate Notice for each individual shareholder at that address. Shareholders who have elected to receive paper copies and who share the same last name and address will receive only one set of our Annual Report on Form 10-K and Proxy Statement, unless such shareholders have notified us that they wish to continue receiving multiple copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

If you hold our stock certificates or have book-entry shares at Computershare, you can opt out of the householding practice and receive prompt delivery of a separate copy of the materials by calling 1-866-540-7095 (toll-free) from the U.S. and Canada, or 1312-360-5129 from other countries, or by writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. If you would like to opt out of this practice and you are a beneficial holder, please contact your bank or broker.

73

If you are receiving multiple copies of proxy materials at your household and would prefer to receive a single copy of these materials, please contact Computershare at the above numbers or address. If you are a beneficial holder, please contact your bank or broker.

74

DESIGNER BRANDS INC.
810 DSW DRIVE
COLUMBUS, OH 43219
ATTN: CORPORATE SECRETARY

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DBI2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D67956-P67385	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DESIGNER BRANDS INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

			☐	☐	☐
1.	Nominees:

	01)	Elaine J. Eisenman
	02)	Joanna T. Lau
	03)	Joseph A. Schottenstein

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for the fiscal year ending January 28, 2023.						☐	☐	☐
3.	Advisory, non-binding vote on the compensation paid to our named executive officers in the fiscal year ended January 29, 2022.						☐	☐	☐

NOTE: The proxy holders are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2021 Annual Report on Form 10-K are available at www.proxyvote.com.

D67957-P67385

DESIGNER BRANDS INC.
810 DSW DRIVE, COLUMBUS, OHIO 43219
ANNUAL MEETING OF SHAREHOLDERS - MAY 19, 2022
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Designer Brands Inc. (the “Company”) hereby appoints Michelle C. Krall and Jared A. Poff, or either of them individually, as attorneys and proxies with full power of substitution to vote all common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “2022 Annual Meeting”) of the Company to be held via live audio cast at www.virtualshareholdermeeting.com/DBI2022 on Thursday, May 19, 2022 at 11:00 a.m., Eastern Time, and at any postponements, continuations, or adjournments thereof, with all of the powers such undersigned shareholder would have if personally virtually present at the 2022 Annual Meeting, for the purposes listed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO A MATTER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS (PROPOSAL 1), FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 28, 2023 (PROPOSAL 2), FOR THE ADVISORY, NON-BINDING VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN THE FISCAL YEAR ENDED JANUARY 29, 2022 (PROPOSAL 3), AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ALL OTHER MATTERS.

Continued and to be signed on reverse side